                                                            EX. 4.2














                        DEBENTURE PURCHASE AGREEMENT

                                  between

                    ROCKEFELLER CENTER PROPERTIES, INC.,


                                    and

             WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V

                                dated as of

                             December 18, 1994

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                             TABLE OF CONTENTS

                                                                       Page


SECTION 1       DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . .   2
      1.01.     Definitions . . . . . . . . . . . . . . . . . . . . . .   2
      1.02.     Computation of Time Periods . . . . . . . . . . . . . .  12
      1.03.     Accounting Terms  . . . . . . . . . . . . . . . . . . .  12

SECTION 2       THE DEBENTURES  . . . . . . . . . . . . . . . . . . . .  12
      2.01.     Issuance of Debentures  . . . . . . . . . . . . . . . .  12
                (a)   Issuance to Whitehall . . . . . . . . . . . . . .  12
                (b)   Subsequent Issuances  . . . . . . . . . . . . . .  12
      2.02.     Maturity  . . . . . . . . . . . . . . . . . . . . . . .  13
                (a)   Maturity Date . . . . . . . . . . . . . . . . . .  13
                (b)   Principal Payment . . . . . . . . . . . . . . . .  13
      2.03.     Interest  . . . . . . . . . . . . . . . . . . . . . . .  13
      2.04.     Denominations . . . . . . . . . . . . . . . . . . . . .  14
      2.05.     Form of Legend for Securities . . . . . . . . . . . . .  14
      2.06.     Payments and Computations . . . . . . . . . . . . . . .  14
      2.07.     Withholding; Payment of Additional Amounts  . . . . . .  15
      2.08.     Registration, Registration of Transfer
                and Exchange, Restriction on Transfer . . . . . . . . .  17
                (a)   Security Register . . . . . . . . . . . . . . . .  17
                (b)   Transfer Restrictions . . . . . . . . . . . . . .  18
      2.09.     Mutilated, Destroyed, Lost and Stolen Debentures  . . .  21
      2.10.     Persons Deemed Owners . . . . . . . . . . . . . . . . .  22
      2.11.     Cancellation  . . . . . . . . . . . . . . . . . . . . .  22

SECTION 3       CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . .  22
      3.01.     Purchase of the Debentures  . . . . . . . . . . . . . .  22
                (a)   Executed Loan Documents . . . . . . . . . . . . .  22
                (b)   Procedures Regarding Collateral . . . . . . . . .  22
                (c)   No Default; Representations and Warranties  . . .  22
                (d)   Opinion of Counsel. . . . . . . . . . . . . . . .  23
                (e)   Corporate Documents . . . . . . . . . . . . . . .  23
                      (i)     Certificates of Authorization
                              and Incumbency  . . . . . . . . . . . . .  23
                      (ii)    Certificates of Incorporation
                              and By-laws . . . . . . . . . . . . . . .  23
                      (iii)   Certificates of Good Standing
                              or Existence  . . . . . . . . . . . . . .  23
                (f)   Related Transactions. . . . . . . . . . . . . . .  23
                (g)   Fees and Expenses . . . . . . . . . . . . . . . .  23
                (h)   Other Documents . . . . . . . . . . . . . . . . .  24



















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                                                                       Page

                (i)   1985 Loan Agreement Default . . . . . . . . . . .  24
                (j)   Market Conditions . . . . . . . . . . . . . . . .  24
                (k)   Consent to Assignment . . . . . . . . . . . . . .  24
                (l)   Business Combination  . . . . . . . . . . . . . .  24

      3.02.  Subsequent Issuances and Delivery of Debentures  . . . . .  25
      3.03.  Obligation of the Company to Close . . . . . . . . . . . .  25

SECTION 4       REPRESENTATIONS AND WARRANTIES OF COMPANY . . . . . . .  25
      4.01.     Existence, Power and Ownership  . . . . . . . . . . . .  25
      4.02.     Authorization . . . . . . . . . . . . . . . . . . . . .  25
      4.03.     No Violation or Conflicts . . . . . . . . . . . . . . .  25
      4.04.     Consents  . . . . . . . . . . . . . . . . . . . . . . .  26
      4.05.     Enforceable Obligations . . . . . . . . . . . . . . . .  26
      4.06.     Financial Condition; Securities and Exchange
                Commission Filings  . . . . . . . . . . . . . . . . . .  26
      4.07.     No Default  . . . . . . . . . . . . . . . . . . . . . .  27
      4.08.     Liens . . . . . . . . . . . . . . . . . . . . . . . . .  27
      4.09.     Indebtedness  . . . . . . . . . . . . . . . . . . . . .  27
      4.10.     Litigation  . . . . . . . . . . . . . . . . . . . . . .  27
      4.11.     Material Agreements . . . . . . . . . . . . . . . . . .  27
      4.12.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  28
      4.13.     Compliance with Law . . . . . . . . . . . . . . . . . .  28
      4.14.     ERISA . . . . . . . . . . . . . . . . . . . . . . . . .  28
      4.15.     Subsidiaries  . . . . . . . . . . . . . . . . . . . . .  28
      4.16.     Use of Proceeds; Margin Stock . . . . . . . . . . . . .  28
      4.17.     Government Regulation . . . . . . . . . . . . . . . . .  29
      4.18.     Pari Passu Obligations  . . . . . . . . . . . . . . . .  29
      4.19.     Ownership of Real Estate  . . . . . . . . . . . . . . .  29
      4.20.     No Pending Condemnation or Eminent Domain . . . . . . .  30
      4.21.     Capitalization  . . . . . . . . . . . . . . . . . . . .  30


SECTION 5       AFFIRMATIVE COVENANTS OF THE COMPANY  . . . . . . . . .  30
      5.01.     Information Covenants . . . . . . . . . . . . . . . . .  30
                (a)  Annual Financial Statements  . . . . . . . . . . .  30
                (b)  Auditor's Certificate  . . . . . . . . . . . . . .  31
                (c)  Quarterly Financial Statements . . . . . . . . . .  31
                (d)  Officer's Certificate  . . . . . . . . . . . . . .  32
                (e)  Auditor's Reports  . . . . . . . . . . . . . . . .  32
                (f)  Real Estate and Other Information  . . . . . . . .  32
                (g)  Other Information  . . . . . . . . . . . . . . . .  32
                (h)  Notice of Default or Litigation  . . . . . . . . .  32
                (i)  Changes to Indebtedness  . . . . . . . . . . . . .  33
      5.02.     Preservation of Existence and Franchises  . . . . . . .  33
      5.03.     Books, Records and Inspections  . . . . . . . . . . . .  33















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                                                                       Page

      5.04.     Compliance with Law . . . . . . . . . . . . . . . . . .  33
      5.05.     Insurance . . . . . . . . . . . . . . . . . . . . . . .  34
      5.06.     Maintenance of Property . . . . . . . . . . . . . . . .  34
      5.07.     Plan Assets . . . . . . . . . . . . . . . . . . . . . .  34
      5.08.     Intercreditor Agreement . . . . . . . . . . . . . . . .  34
      5.09.     Resale of Debentures  . . . . . . . . . . . . . . . . .  34

SECTION 6       NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . .  36
      6.01.     Indebtedness  . . . . . . . . . . . . . . . . . . . . .  36
      6.02.     Liens . . . . . . . . . . . . . . . . . . . . . . . . .  36
      6.03.     Nature of Business  . . . . . . . . . . . . . . . . . .  37
      6.04.     Consolidation, Merger, Sale or Purchase of Assets . . .  37
      6.05.     Advances, Investments and Loans . . . . . . . . . . . .  37
      6.06.     Transactions with Affiliates  . . . . . . . . . . . . .  37
      6.07.     Operating Lease Obligations . . . . . . . . . . . . . .  38
      6.08.     Sale and Leaseback  . . . . . . . . . . . . . . . . . .  38
      6.09.     Governing Documents . . . . . . . . . . . . . . . . . .  38
      6.10.     ERISA . . . . . . . . . . . . . . . . . . . . . . . . .  38
      6.11.     Dividends . . . . . . . . . . . . . . . . . . . . . . .  38
      6.12.     Modifications to Mortgage . . . . . . . . . . . . . . .  39
      6.13.     Modification or Payment of Indebtedness . . . . . . . .  39
      6.14.     Usury . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 7       EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .  40
      7.01.     Events of Default . . . . . . . . . . . . . . . . . . .  40
                (a)  Payment  . . . . . . . . . . . . . . . . . . . . .  40
                (b)  Representations  . . . . . . . . . . . . . . . . .  40
                (c)  Covenants  . . . . . . . . . . . . . . . . . . . .  40
                (d)  Other Agreements . . . . . . . . . . . . . . . . .  40
                (e)  Bankruptcy, etc  . . . . . . . . . . . . . . . . .  41
                (f)  Defaults under Other Agreements  . . . . . . . . .  41
                (g)  Judgments  . . . . . . . . . . . . . . . . . . . .  42
      7.02  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .  42
                      (i)    Acceleration of Debentures . . . .          42
                      (ii)   Enforcement of Rights  . . . . . . . . . .  42
                      (iii)  Waiver of Past Defaults  . . . . . . . . .  42

























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                                                                       Page

SECTION 8       REDEMPTION  . . . . . . . . . . . . . . . . . . . . . .  43
      8.01.     Redemption  . . . . . . . . . . . . . . . . . . . . . .  43
                (a)  Voluntary Redemption . . . . . . . . . . . . . . .  43
                (b)  Mandatory Redemptions  . . . . . . . . . . . . . .  44
                (c)  Partial Redemption . . . . . . . . . . . . . . . .  44
                (d)  Notice of Redemption . . . . . . . . . . . . . . .  44
                (e)  Interest after Redemption Date . . . . . . . . . .  45

SECTION 9       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .  45
      9.01.     Notices . . . . . . . . . . . . . . . . . . . . . . . .  45
      9.02.     Benefit of Agreement; Assignments and Participations  .  45
      9.03.     No Waiver; Remedies Cumulative  . . . . . . . . . . . .  46
      9.04.     Payment of Expenses; Indemnification  . . . . . . . . .  46
      9.05.     Amendments, Waivers and Consents  . . . . . . . . . . .  49
      9.06.     Counterparts  . . . . . . . . . . . . . . . . . . . . .  49
      9.07.     Headings  . . . . . . . . . . . . . . . . . . . . . . .  49
      9.08.     Survival of Indemnities . . . . . . . . . . . . . . . .  49
      9.09.     Governing Law; Submission to Jurisdiction; Venue  . . .  49
      9.10.     Severability  . . . . . . . . . . . . . . . . . . . . .  50
      9.11.     Entirety  . . . . . . . . . . . . . . . . . . . . . . .  50
      9.12.     Survival of Representations and Warranties  . . . . . .  51

Schedules

Schedule 3.01(g) - Fees
Schedule 4.09 - Indebtedness
Schedule 4.10 - Litigation
Schedule 4.11 - Material Agreements
Schedule 5.05 - Insurance

Exhibits

EXHIBIT A - Debenture
EXHIBIT B - Officer's Certificate
EXHIBIT C - Form of Assignment of Mortgages
EXHIBIT D - Form of Collateral Trust Agreement
EXHIBIT E - Form of Letter Agreement
EXHIBIT F - Form of Registration Rights Agreement























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

                        DEBENTURE PURCHASE AGREEMENT


            DEBENTURE PURCHASE AGREEMENT, dated as of December 18, 1994 (this "Agreement"), between Rockefeller Center Properties, Inc., a Delaware corporation (the "Company") and Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership, ("Whitehall").


                                  RECITALS

            WHEREAS, the Company has duly authorized the creation of an issue of its 14% Debentures Due 2007 (the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Agreement.

            WHEREAS, all things necessary to make the Debentures, when issued and delivered by the Company hereunder, the valid obligations of the Company, and to make this Agreement a valid agreement of the Company, in accordance with their and its respective terms, have been done.

            WHEREAS, Whitehall has agreed to purchase Debentures in an aggregate principal amount of $75,000,000 on the Closing Date (as defined herein) the terms and conditions hereinafter set forth.

            WHEREAS, from time to time and in accordance with the Stock Appreciation Rights Agreement (the "Stock Appreciation Rights Agreement"), dated the date hereof, between the Company and Whitehall, as agent (the "SAR Agent") for the holders from time to time of the stock appreciation rights (the "Stock Appreciation Rights") issued thereby named therein, the Company shall issue and deliver additional debentures to the SAR Agent for delivery to the holders of Stock Appreciation Rights which have requested exchange therefor pursuant to the terms and conditions of the Stock Appreciation Rights Agreement.


            NOW, THEREFORE, IT IS AGREED AS FOLLOWS:




























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                                 SECTION 1
                      DEFINITIONS AND ACCOUNTING TERMS

            1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "Additional Amounts" has the meaning specified in Section 2.07.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation or a partnership if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or to vote 10% or more of the partnership interests of such partnership or (ii) to direct or cause direction of the management and policies of such corporation or partnership, whether through the ownership of voting securities, as managing or general partner, by contract or otherwise.

            "Agent" has the meaning specified in the Loan Agreement.

            "Assignment of Mortgage" means the Assignment of Mortgage in the form of Exhibit C hereto from the Company to the Collateral Agent providing for an assignment of the Mortgage as security for the Debentures, the Loans and the Indenture Securities.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close; provided, however, that so long as the Notes are outstanding, any day that is not a " Business Day" under the Loan Agreement shall not be a Business Day hereunder.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having






















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maturities of not more than six months from the date of acquisition,
(ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's.

            "Closing Date" has the meaning specified in Section 2.01 of the Loan Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Agent" means the Collateral Agent under the Collateral Trust Agreement.

            "Collateral Trust Agreement" means the Collateral Trust Agreement in the form of Exhibit D hereto among the Collateral Agent, the Agent, Whitehall, the Company and the Trustee, providing for the pledge of the Mortgage Note and other Collateral as security for the Debentures, the Loans and the Indenture Securities.

            "Common Stock" means common shares, par value $.01, of the Company.

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            "Consistent Basis" or "consistent basis" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Holders and referred to in Section 4.06.

            "Debentures" has the meaning specified in the Recitals.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Company would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Event of Default" has the meaning specified in Section 7.01 hereof.

            "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles in the United States in effect as of the date of this Agreement.

            "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or

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(iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

            "Holder" or "Holders" means a holder of any Debenture.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money,
(ii) the deferred purchase price of assets which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person, (iii) all Guaranty Obligations of such Person, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of such Person, or
(y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all capitalized lease obligations of such Person, (vi) all indebtedness of another Person secured by any lien on any property of such Person, whether or not such indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or under interest rate swap, currency swap, or commodities agreements of such Person, (viii) indebtedness created or arising under any conditional sale or title retention agreement of such Person, (ix) obligations of such Person with respect to withdrawal liability or insufficiency in excess of $5,000,000 (calculated on an accumulated benefit obligation basis) under ERISA or under any qualified plan or related trust and (x) all other obligations which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person; provided, however, that Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business.

            "Indenture Securities" means the securities of the Company issued pursuant to the 1985 Indenture.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among the Agent, the Lenders, Whitehall and the Company.

            "Interest Payment Date" means each June 2 and December 2 from and after the date hereof until the Maturity Date and the Maturity Date.

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


            "Lenders" means the lender or lenders under the Loan Agreement.


            "Letter Agreement" means the letter agreement in the form of Exhibit E hereto regarding the assignment by the Company of its title insurance benefits to the Collateral Agent.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

            "Loan Agreement" means the Loan Agreement, dated as of the date hereof, among the Company, the Lenders and the agent named therein.

            "Loans" means the monies advanced to the Company by the Lenders pursuant to the Loan Agreement.

            "Loan Documents" means this Agreement, the Loan Agreement, the Debentures, the Security Documents, the Collateral Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Letter Agreement, the Notes, the Stock Appreciation Rights Agreement, the Stock Appreciation Rights, the Warrant Agreement and the Warrants.

            "Maturity Date" shall have the meaning given to such term in
Section 2.02(a) hereof.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means, collectively, the Mortgage and Security Agreement, dated as of September 19, 1985, by RCPA and RCP to the Company, the Consolidation, Extension, Modification and Spreader Agreement, dated as of September 19, 1985, among RCPA, RCP and the Company, recorded with and certified by the City Register of the City of New York, and the Assignment of Rents, dated as of September 19, 1985, by RCPA and RCP to the Company, recorded with and certified by the City Register of the City of New York, each as amended from time to time.

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            "Mortgage Note" means, collectively, the Mortgage Note, dated as of September 19, 1985, in the amount of $1,255,160,004, in favor of the Company and the Consolidated Mortgage Note, dated as of September 19, 1985, in the amount of $44,839,996, each as amended from time to time.

            "Net Cash Flow" means, for the period in question and based on a cash basis of accounting (as modified to deduct accruals for any taxes and insurance), (i) gross receipts and/or income related to the Mortgage Note and Real Estate (including all rents, tax escrows, insurance proceeds, condemnation proceeds, proceeds of debt financings, and any other receipts or payments actually received by or on behalf of the Company under or in connection with the Real Estate or the Mortgage Note except with respect to tax escrows and condemnation and insurance proceeds legally or contractually required to be paid over to another Person by the Company whether or not within the period in question) and receipts from any other source, including the net proceeds of any sale of equity by the Company, minus (ii) the sum of (x) those actual operating, renting, administrative, legal and other ordinary expenses incurred by the Company, (y) interest paid or (without duplication) accrued (on a straight-line basis) with respect to the Debentures, the Notes, the Indenture Securities and any other Indebtedness permitted by Section 6.01, and (z) dividends paid or (without duplication) accrued (on a straight-line basis) to holders of Common Stock and distributions, if any, paid or (without duplication) accrued (on a straight-line basis) to holders of the Warrants or the Stock Appreciation Rights as permitted by Section 6.11; provided, however,
(A) for purposes of this calculation expenses specified in clause (x) shall not include (except for the accruals described in the first parenthetical of this definition) any non-cash charges of the Company, including, without limitation, any depreciation or amortization; (B) amounts accrued in respect of interest, dividends or distributions as specified in clauses (y) or (z) above may not be used for any purpose other than such interest payments, dividends or distributions, and, if not so used, such amounts shall be included in the calculation of Net Cash Flow hereunder; and
(C) for the purposes of Section 2.03(b), Net Cash Flow shall be computed without giving effect to the deduction provided for in clause (z) above.

            "New Debt" has the meaning specified in Section 5.09.

            "New Documents" has the meaning specified in Section 5.09.

            "NYSE" has the meaning specified in Section 3.01(j).

            "1985 Indenture" means the Indenture, dated as of September 15, 1985 from the Company to United States Trust Company (as successor to Manufacturers Hanover Trust Company), as Trustee, as amended by the First Supplemental Indenture dated as of December 15, 1985, as further amended from time to time.

            "1985 Loan Agreement" means the Loan Agreement dated as of September 19, 1985 among the Company, RCPA and RCP, as amended from time to time.

            "Notes" means, collectively, the floating rate promissory notes of the Company executed in accordance with the Loan Agreement.

            "Permitted Investments" means cash and Cash Equivalents.

            "Permitted Liens" means (i) Liens created by the Collateral Trust Agreement, Security Documents and the Letter Agreement or otherwise created by, under or in connection with this Agreement or the other Loan Documents in favor of the Collateral Agent; (ii) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens; provided that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iv) pledges or deposits made to secure payment under worker's compensation insurance, unemployment insurance, pensions, social security programs, public liability laws or similar legislation; (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vi) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, interfering with the ordinary course of business of the Company;
(vii) leases or subleases granted to others, whether existing now or hereafter entered into, in the ordinary course of business, not in any material respect interfering with the ordinary course of business or operations of the Company; and (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay.

            "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" means any multiemployer or tax-qualified single-employer plan as defined in Section 4001 of ERISA.

            "Plan Assets" means such term within the meaning and as defined in the Department of Labor Regulation 29 CFR Section 2510.3-101, as amended, and the advisory opinions or other administrative interpretations thereunder.

            "Purchase Option" means the Purchase Option, dated as of September 19, 1985, among RCPA, RCP and the Company.

            "RCP" means Rockefeller Center Properties, a New York general partnership.

            "RCPA" means RCP Associates, a New York limited partnership.

            "Real Estate" means the real property identified in Exhibit A to the Mortgage and Security Agreement, dated as of September 19, 1985, by RCPA and RCP to the Company, but excluding any Development Rights (as defined therein) available to the land identified in Exhibit A and Exhibit C thereto and the area identified in Exhibit B thereto.

            "Redemption Date" has the meaning given to such term in Section 8.01(a).

            "Redemption Price" mean the product of the principal amount of Debentures held by a Person and the applicable percentage (calculated as a fraction) specified in Section 8.01(a)(ii).

            "Registration Rights Agreement" means the Registration Rights Agreement in the form of Exhibit F hereto among the Company, the Agent and Whitehall.

            "Regular Record Date" has the meaning given to such term in
Section 2.06.

            "Regulation G, T, U or X" means, respectively, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REIT" has the meaning specified in Section 4.01(b).

            "Required Holders" means Holders holding more than 50% of the aggregate outstanding principal amount of the Debentures.

            "Required SARs and Holders" means Holders and holders of Stock Appreciation Rights holding collectively more than 50% of the sum of
(i) the outstanding principal amount of the Debentures, and (ii) the principal amount of Debentures for which Stock Appreciation Rights on the day of determination would then be exchangeable.

            "SAR Agent" has the meaning given to such term in the Recitals.

            "S&P" means Standard & Poor's Corporation.

            "Security Documents" means the Assignment of Mortgage and the letters of credit delivered in accordance with the Collateral Trust Agreement.

            "Security Register" has the meaning given to such term in
Section 2.08(a).

            "Stock Appreciation Rights" has the meaning given to such term in the Recitals.

            "Stock Appreciation Rights Agreement" has the meaning given to such term in the Recitals.

            "Subsequent Holder" means, with respect to each issuance of Debentures pursuant to Section 2.01(b), each Person who after issuance and delivery of such Debentures is a Holder.

            "Subsequent Issue Date" shall mean the date of each issuance of Debentures pursuant to Section 2.01(b).

            "Subsidiary" of any Person means, with respect to such Person,
(i) any corporation more than 25% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 25% equity interest at any time.

            "Trustee" means United States Trust Company, as Trustee, under the 1985 Indenture, or any successor trustee thereto.

            "United States" means the United States of America, the District of Columbia, Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

            "United States Alien" means any person not subject to United States federal income tax on a net income basis federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

            "Warrant Agent" means the Warrant Agent under the Warrant
Agreement.

            "Warrant Agreement" means the Warrant Agreement dated the date hereof between the Company and the Warrant Agent.

            "Warrants" means the warrants for the purchase of shares of the Common Stock issued pursuant to the Warrant Agreement.

            "Whitehall" has the meaning specified in the first paragraph of this Agreement.

            1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

            1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, generally accepted accounting principles.


                                 SECTION 2
                               THE DEBENTURES

            2.01. Issuance of Debentures. The Company agrees to issue and sell, from time to time, the Debentures pursuant to the terms of this Agreement.

            The Debentures shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

            Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

            (a) Issuance to Whitehall. On the Closing Date, subject to the terms and conditions set forth herein (including, but not limited to, the conditions specified in Section 3.01 of this Agreement), the Company agrees to issue, sell and deliver to Whitehall and Whitehall agrees to purchase and pay for Debentures in the aggregate principal amount of $75,000,000.

            (b) Subsequent Issuances. Upon the date of notification from the SAR Agent that a holder of Stock Appreciation Rights has elected to exchange Stock Appreciation Rights for Debentures, the Company agrees it will (i) as soon as practicable, and in any event within 5 days of notice from the SAR Agent, satisfy the condition precedent to issuance contained in Section 3.02, and (ii) issue and deliver Debentures, dated as of the date of surrender of the certificate or certificates evidencing such Stock Appreciation Rights in accordance with Section 4.4 of the Stock Appreciation Rights Agreement (the "Surrender Date"), in the aggregate principal amount to which such holder or holders of Stock Appreciation Rights shall be entitled to the SAR Agent for delivery to the exchanging holder of Stock Appreciation Rights; provided, that the obligations of the Company under this Section 2.01(b) shall be subject to the terms and conditions of the Stock Appreciation Rights Agreement. Any holder of Stock Appreciation Rights surrendering certificates in accordance with the previous sentence shall be deemed to be the Owner of all Debentures received in exchange for such certificates as of and from the Surrender Date, and shall have all the rights associated with such Debentures as of and from the Surrender Date.

            2.02.  Maturity.

            (a)  Maturity Date.  The Debentures shall mature on
December 31, 2007 (the "Maturity Date").

            (b) Principal Payment. The Company agrees to pay the outstanding principal amount of the Debentures, together with all accrued but unpaid interest thereon and all other amounts owing from the Company to the Holders, on the Maturity Date.

            2.03.  Interest.

            (a) The Debentures shall bear interest at the rate of 14% per annum from the date of issuance of each Debenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 2 and December 2, commencing June 2, 1995, until the principal thereof is paid. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Debentures shall bear interest, payable on demand, at a rate of 18% per annum. Except as otherwise provided herein, accrued interest shall be payable in arrears on each Interest Payment Date.


            (b) To the extent that Net Cash Flow shall be insufficient to pay interest as provided above on any Interest Payment Date, the Company shall not be obligated to pay interest on such date and such interest shall accrue and shall compound semi-annually at the rate provided herein.

            2.04. Denominations. The Debentures shall be issuable only in registered form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof, substantially in the form of Exhibit A attached hereto.

            2.05.  Form of Legend for Securities.

            Unless otherwise permitted by Section 2.08, every Debenture issued and delivered hereunder shall bear a legend in substantially the following form:

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE DEBENTURE PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 1994, BETWEEN ROCKEFELLER CENTER PROPERTIES, INC. AND WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V. A COPY OF SUCH DEBENTURE PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

            2.06. Payments and Computations. All payments of principal or interest hereunder shall be paid to the persons in whose names such Debentures are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "Regular Record Date"). Principal on any Debenture shall be payable against surrender therefor and payments of interest on Debentures shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register (or, in the case of a Holder holding not less than $5,000,000 aggregate principal amount of Debentures, by wire transfer to such account as such Holder shall designate by written instructions received by the Company no less than 15 days prior to any applicable

Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of such Debenture or Debentures). Subject to the definition of Interest Period, whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension). All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest on each Debenture shall accrue from and include the Closing Date or Subsequent Issuance Date, as the case may be, but exclude the date of payment. All payments received from the Company hereunder shall be applied in the following order: first, to the payment of any costs and expenses and other amounts due pursuant to
Section 9.04; second, to the payment of any amount due under this Agreement other than any amount referred to in this sentence; third, to the ratable payment of interest due on the Debentures; and fourth, to the ratable payment of principal and premium, if any, due on the Debentures.

            2.07.  Withholding; Payment of Additional Amounts.

            (a) The Company will pay to the Holder of any Debenture who is a United States Alien such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on such Debenture, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Debenture to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to any one or more of the following:

            (1) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a passive foreign investment company, a personal holding company, a foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

            (2) any tax, assessment or other governmental charge imposed on interest received by reason of such Holder's past or present status as the actual or constructive owner (taking into account attribution rules of Ownership under Section 871(h)(3) of the Code) of 10% or more of the capital or profits interest in the Company;

            (3) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debenture if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

            (4) any estate, inheritance, gift, sales transfer, personal property or any similar tax, assessment or other governmental charge;

            (5) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Debenture; or

            (6) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Debenture for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor will Additional Amounts be paid with respect to any payment of principal of or interest on any such Debenture to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Debenture.

            (b) All references in this Agreement to principal and interest in respect of Debentures shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in this Agreement.

            2.08. Registration, Registration of Transfer and Exchange, Restriction on Transfer.

            (a) Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the Debentures. The name and address of the Holder of each Debenture, records of any transfers of the Debentures and the name and address of any transferee of a Debenture shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Holder. There shall be no more than one Holder for each Debenture, including all beneficial interests therein.

            Upon surrender for registration of transfer of any Debenture at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures, of any authorized denominations and like aggregate principal amount.

            At the option of the Holder, Debentures may be exchanged for other Debentures, of any authorized denominations and of like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute and deliver the Debentures which the Holder making the exchange is entitled to receive.

            All Debentures issued upon any registration of transfer of exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Debentures surrendered upon such registration of transfer or exchange.

            Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Article 8 not involving any transfer.

            If the Debentures are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Debentures selected for redemption under Section 8.01 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

            (b) Transfer Restrictions. No Debenture may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a "sale"), except in compliance with this Section 2.08(b).

            (i) A Holder may sell Debentures to a transferee that is an "accredited investor" or a "qualified institutional buyer", as such terms are defined in Regulation D and Rule 144A under the Securities Act, respectively, provided that each of the following conditions is satisfied:

                  (x) such Holder or transferee represents that it is
            acquiring the Debenture or Debentures for its own account and that it is not acquiring such Debenture or Debentures with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

                  (y) such transferee agrees to be bound by the provisions
            of this Section 2.08(b) with respect to any sale of the Debentures.

            (ii) A Holder may sell its Debentures to a transferee in accordance with Regulation S under the Securities Act; provided, that each of the following conditions is satisfied:

                  (x) if such Holder would be deemed to be the Company, a
            distributor or any of their respective affiliates or any person acting on behalf of any of the foregoing for purposes of Regulation S under the Securities Act:

                        (1) the Company is a "reporting issuer" as such term is defined in Rule 902(l) under the Securities Act;

                        (2) any distributor (as defined in Rule 902(c) under the Securities Act) involved in a sale of Debentures has agreed in writing that all offers and sales of Debentures shall be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act;

                        (3) all offering materials and documents (other than press releases) used in connection with offers and sales of the Debentures shall conform to the requirements of Rule 902(h)(2) under the Securities Act; and

                        (4) each distributor (as defined in (2) above) selling Debentures to a distributor, dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Debentures sold sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor prescribed by Regulation S under the Securities Act.

                  (y) if such exercise and/or sale by a Holder is not governed by (x) above:

                        (1) the offer of Debentures is not made to a person in the United States;

                        (2) either:

                  (A) at the time the buy order is originated, the transferee is outside the United States or the Holder and any person acting on its behalf reasonably believes that the transferee is outside the United States, or

                  (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the Holder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                        (3)  no directed selling efforts are made in
                  contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

                        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            (iii) In the event of a proposed exercise or sale that does not qualify under either Section 2.08(b)(i) or 2.08(b)(ii) above, a Holder may sell its Debentures only if:

            (x) such Holder gives written notice to the Company of its intention to exercise or effect such sale, which notice (1) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (2) shall designate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Company;

            (y) counsel for the Holder shall render an opinion, to the effect that such proposed sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

            (2) such Holder or transferee complies with Sections
      2.08(b)(i)(x) and 2.08(b)(i)(y).

            (iv) Following any acquisition of the Equity Interest (as defined in the 1985 Loan Agreement), a Holder may not sell Debentures to a transferee if the consideration for such sale constitutes Plan Assets, unless prior to such sale the Holder consults with the Company and, after such consultation, determines in good faith that the sale will not constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

            2.09.  Mutilated, Destroyed, Lost and Stolen Debentures.

            If any mutilated Debenture is surrendered to the Company, the Company shall executed and deliver in exchange therefor a new Debentures of the same principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Debenture and
(ii) such security or indemnity as may be required by then to save each of it and any agent harmless, then, in the absence of notice that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of a like principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

            Upon the issuance of any new Debenture this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

            Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constituted an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Debentures duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

            2.10. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

            2.11. Cancellation. All Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly cancelled by it. The Company shall cancel any Debentures previously issued and delivered hereunder which the Company may have reacquired.


                                 SECTION 3
                            CONDITIONS PRECEDENT

            3.01. Purchase of the Debentures. The obligation of Whitehall to purchase Debentures pursuant to Section 2.01(a) is subject to satisfaction (or waiver by Whitehall, provided, that Whitehall shall not waive the condition set forth in Section 3.01(k) without the consent of the Company which consent shall not be unreasonably withheld by the Company) on or prior to the Closing Date of the following conditions (in form and substance acceptable to Whitehall at or prior to the Closing Date) and the Company agrees to use its best efforts to the extent possible to satisfy such conditions as promptly as practicable after the date hereof:

            (a) Executed Loan Documents. The other Loan Documents shall have been duly executed and delivered by the parties thereto and Whitehall shall have received executed copies of this Agreement and such other Loan Documents, and the Loans shall have been made pursuant to the Loan Agreement.

            (b) Procedures Regarding Collateral. Completion to the satisfaction of Whitehall of all steps necessary to create in favor of the Collateral Agent a valid, binding and perfected first priority pledge of the Mortgage Note and Assignment of the Mortgage (including recordation of the Assignment of Mortgage and all other collateral provided for in the Collateral Trust Agreement).

            (c) No Default; Representations and Warranties. Receipt by Whitehall of a certificate signed by the President of the Company to the effect that at the Closing Date (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein and in the other Loan Documents then in effect shall be true and correct in all material respects.

            (d) Opinion of Counsel. Receipt by Whitehall of a legal opinion, or opinions, in form and substance reasonably satisfactory to Whitehall and dated as of the Closing Date, from legal counsel to the Company as to the legal matters referred to in Section 4.

            (e) Corporate Documents. Receipt by Whitehall of all documents reasonably requested by the Whitehall relating to the existence of the Company, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Whitehall, including, but not limited to:

                  (i) Certificates of Authorization and Incumbency. Certificate of the Secretary of the Company, dated as of the Closing Date, as to resolutions approving and adopting the Loan Documents and authorizing the execution and delivery thereof and as to the authority of the persons executing such documents.

                  (ii) Certificates of Incorporation and By-laws. Copies of the Certificate of Incorporation and By-laws of the Company, together with all amendments thereto certified as of the Closing Date.

                  (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for the Company issued as of a recent date by its state of organization and each other state where the Company, by the nature of its business, is required to qualify or register.

            (f) Related Transactions. Closing of the transactions relating to the issuance of the Notes, the

Stock Appreciation Rights and the Warrants and review and approval by the Agent of the documents relating thereto.

            (g) Fees and Expenses. Payment to Whitehall and Goldman, Sachs & Co. of the fees as set forth on Schedule 3.01(g) and reimbursement to Whitehall of all expenses incurred in connection herewith shall be made on the Closing Date. Such fee and expenses shall be paid out of the proceeds of the purchase price of the Debentures.

            (h) Other Documents. Receipt by Whitehall of such other certificates and documents as it may reasonably request.

            (i) 1985 Loan Agreement Default. No Event of Default under the 1985 Loan Agreement, no event of the nature described in Section 5.01(a) of the Mortgage which with the giving of notice or lapse of time or both would constitute such an Event of Default, and no event of the nature described in Sections 5.01(f) and (g) of the New Mortgage (as defined in the 1985 Loan Agreement) or Sections 5.01(e) and (f) of the Consolidated Mortgage (as defined in the 1985 Loan Agreement) shall have occurred and be continuing.

            (j) Market Conditions. There shall be no (i) suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE"); (ii) suspension or material limitation in trading in the Company's securities on the NYSE; (iii) general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) since November 21, 1994, outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Agent makes it impracticable or inadvisable to proceed with the transactions contemplated hereunder on the terms and in the manner contemplated herein.

            (k) Consent to Assignment. The Company shall have obtained the unconditional consent of RCP and RCPA to the assignment to the Collateral Agent of the Mortgage and the Mortgage Note and such consent shall be in full force and effect.

            (l) Business Combination. Except with respect to the issuance of the Warrants and the Stock Appreciation Rights, the Company shall not have entered into any arrangement or agreement in respect of a "business combination" as defined in the Certificate of Incorporation of the Company (but disregarding any reference to an "Acquiring Person" in such definition).

            3.02. Subsequent Issuances and Delivery of Debentures. In connection with each Subsequent Issue, the Company shall deliver to each Subsequent Holder a conformed copy of this Agreement.

            3.03. Obligation of the Company to Close. The obligation of the Company to close the purchase of the 14% Debentures contemplated hereby is subject to Goldman Sachs Mortgage Company not being in default of its obligation to close the purchase of the Notes.


                                 SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF COMPANY

            The Company hereby represents and warrants that on the date hereof and on the Closing Date (before and after giving effect to the making of the Loans):

            4.01.  Existence, Power and Ownership.

            (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its certificate of incorporation and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) It is subject to taxation as a real estate investment trust (a "REIT") under Subchapter M of the Code and has satisfied all requirements to continue to qualify as a REIT. It is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify in the future.

            4.02. Authorization. It has the corporate power and authority to enter into this Agreement and the other Loan Documents and to perform its obligations under and consummate the transactions contemplated by such Loan

Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

            4.03. No Violation or Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its certificate of Incorporation or By-laws, (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Loan Documents) upon or with respect to its properties.

            4.04. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or any of the other Loan Documents, except for the consent of RCP and RCPA to the assignment to the Collateral Agent of the Mortgage and the Mortgage Note and except for any Hart-Scott-Rodino Act filings in connection with the exercise of the Warrants.

            4.05. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

            4.06. Financial Condition; Securities and Exchange Commission Filings. (a) Since January 1, 1992, the Company has made all required filings with the Securities and Exchange Commission, and such filings are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements therein not misleading.
The financial statements of the Company contained in such filings are true and correct and fairly present the financial condition and results of operations of the Company as of their dates and for the respective periods covered thereby; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein); and since the date of such financial statements, except as disclosed in such filings with the Securities and Exchange Commission made on or prior to the date hereof, there have occurred no changes or circumstances which have had or are likely to have a material adverse effect on the Company and the financial statements referenced above.

            (b) The Company has delivered to the Agent true and correct copies of correspondence between the Company and the Securities and Exchange Commission relating to the Company's filing on Form 10-K for the year ended December 31, 1993.

            4.07. No Default. No Default or Event of Default presently exists.

            4.08. Liens. Except for Permitted Liens, it has good and marketable title to all of its properties and assets free and clear of all Liens.

            4.09. Indebtedness. It has no Indebtedness (including, without limitation, any Guaranty Obligations) except for the Notes, the Debentures and the other Indebtedness specified on Schedule 4.09 hereto.

            4.10. Litigation. Except as specified in Schedule 4.10 hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings (including those relating to environmental matters), pending or, to the knowledge of the Company threatened, against the Company which, if adversely determined, would have a material adverse effect on the financial condition of the Company. The Company is not aware of any fact or condition in respect of the Real Estate that could reasonably be expected to result in any such action, suit, or proceeding or in the incurrence of any material liability in respect of environmental matters.

            4.11.  Material Agreements.  Except as specified in
Schedule 4.11 hereto or except with respect to agreements filed as exhibits to its filings with the Securities and Exchange Commission prior to the date hereof, it is not a party to any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation other than (i) the Loan Documents,

(ii) the documents evidencing the Indebtedness described in Section 4.09, and (iii) the Mortgage, Mortgage Note, 1985 Loan Agreements and any agreement or obligation relating to the mortgage loan evidenced by the foregoing. Except as specified in Schedule 4.11 hereto or except as disclosed in its filings with the Securities and Exchange Commission prior to the date hereof, it is not engaged in any negotiations with, and has no plans or intention to enter into any other agreements, or modifications of agreements, with RCP or RCPA.

            4.12. Taxes. It has filed, or caused to be filed, all material reports and returns with respect to taxes (federal, state, local and foreign) required to be filed and such reports and returns were true, complete and accurate in all material respects and it has paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including documentary stamp taxes and intangible taxes) owing (or necessary to preserve any Liens in favor of the Collateral Agent), by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles, but only so long as there is no material liability or any risk of material loss, sale or forfeiture of any collateral pledged to the Collateral Agent. It is not aware of any proposed material tax assessments against it. No extension of time for assessment or payment by the Company of any federal, state or local tax is in effect. All mortgage recording taxes in respect of the Mortgage have been paid.

            4.13. Compliance with Law. It is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties.

            4.14. ERISA. Except for the Retirement Income Plan for Salaried Employees of Rockefeller Group, Inc., as amended and supplemented in the ordinary course of business from time to time (the "RGI Plan"), neither it nor its ERISA Affiliates have established, maintained or been obligated to contribute to any Plan at any time during the five calendar years preceding the Closing Date.

            4.15. Subsidiaries. It has no Subsidiaries other than Deucalion Capital Corporation, a Delaware corporation.

            4.16. Use of Proceeds; Margin Stock. It will use the proceeds of the Sale of Debentures hereunder on the Closing Date solely to retire its outstanding commercial paper, to pay fees and expenses in connection with this Agreement and to satisfy the interest rate swap agreements specified in paragraph B. of Schedule 4.09; provided, that, if any such commercial paper may not be prepaid on the Closing Date, the Company will place sufficient funds for prepayment in full thereof in escrow with the applicable paying agent. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G, T, U, or X or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U, or X. As of the Closing Date the Company does not own any "margin stock".

            4.17. Government Regulation. It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, it is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.18. Pari Passu Obligations. The obligations of the Company hereunder and under the Debentures and under the Loan Agreement and the Notes rank and will at all times rank pari passu with all other obligations of the Company in respect of its unsubordinated indebtedness for borrowed money, and there is no indebtedness for borrowed money of the Company senior to the Debentures or the Notes.

            4.19. Ownership of Real Estate. The Company has good and marketable title to the Mortgage Note, the Mortgage, the letters of credit (as specified on Schedule II to the Collateral Trust Agreement (the "Letters of Credit")) and the Title Insurance, free and clear of all liens, except (i) the liens to be granted pursuant to the Loan Documents and (ii) the restrictions on transfer contained in the 1985 Loan Agreement, the Letters of Credit and the Title Insurance. The Company has not granted to any other person any rights, recorded or unrecorded, in the Mortgage or the

Mortgage Note. To the best of the Company's knowledge, no person, other than the Company, has any right or option, recorded or unrecorded, to acquire the Real Estate or any portion thereof or interest therein. The Mortgage remains a valid lien on all the Real Estate and on the Lessor's interest in all Leases (as defined in the Mortgage), with a priority in all material respects no less than its priority as of September 19, 1985 except as such priority may be affected by the subordination referred to in clause
(ii) of Recital G to the amendment and restatement of the Mortgage dated as of December 1, 1988, the outstanding aggregate principal amount of the Mortgage Note is $1,300,000,000, and no default exists thereunder.

            4.20. No Pending Condemnation or Eminent Domain. The Company has no knowledge of any pending or threatened condemnation or eminent domain proceedings which would affect the Real Estate.

            4.21. Capitalization. As of the date hereof, the Company's authorized capital stock consists of 150,000,000 shares of Common Stock and 38,260,704 shares of Common Stock were issued and outstanding, no shares of Common Stock were held in treasury, and there were no outstanding employee stock options. The Common Stock constitutes all of the issued and outstanding capital stock of the Company. There are no other classes of capital stock of the Company authorized or outstanding. The outstanding Common Stock is duly authorized, validly issued, fully paid and non-assessable. Except for the transactions contemplated by the Loan Documents and except in respect of the Indenture Securities, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company's authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and are convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.


                                 SECTION 5
                    AFFIRMATIVE COVENANTS OF THE COMPANY

            The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Debentures, together with interest, fees and other obligations hereunder, have been paid in full:

            5.01. Information Covenants. The Company will furnish, or cause to be furnished, to each Holder:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, a balance sheet of the Company as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, all in reasonable detail and examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Holder.

            (b) Auditor's Certificate. At the time of delivery of the financial statements provided for in Section 5.01(a) hereof, a certificate from the accountants examining such financial statements, that, to the best of their knowledge, no Event of Default exists, or, if any Event of Default does exist, providing a reasonably detailed summary of all relevant information known to such accountants.

            (c) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, (i) except for the fourth fiscal quarter of each fiscal year, a balance sheet of the Company as at the end of such quarterly period together with related statements of income and retained earnings for such quarterly period and for the portion of the fiscal year ending with such period, all in reasonable detail and in form and substance satisfactory to Required Holders, and accompanied by a certificate of the President of the Company as being true and correct and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, (ii) a report showing the calculation of Net Cash Flow for such fiscal quarter and (iii) estimates made in good faith by the Company of the items specified in (ii) above relating to the next fiscal quarter. For so long as the Company is required to file reports pursuant to the Securities Exchange Act of 1934, the Company may satisfy its obligations under Section 5.01(a) and 5.01(c)(i) hereof by delivery to Whitehall, within the time periods specified in such Sections, of copies of its reports on Form 10-K and Form 10-Q, respectively, with the Securities and Exchange Commission.

            (d) Officer's Certificate. At the time of delivery the financial statements provided for in Section 5.01(c) hereof, a certificate of the President of the Company substantially in the form of Exhibit B to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Company proposes to take with respect thereto.

            (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or management letter submitted by independent accountants to the Company in connection with any annual, interim or special audit of the books of Company.

            (f) Real Estate and Other Information. Promptly upon receipt thereof, copies of all financial information, reports and other documents received by the Company pursuant to the 1985 Loan Agreement and the Mortgage, including without limitation, all documents delivered to Company pursuant to Sections 6.05 and 6.08 of the 1985 Loan Agreement and Sections 704 and 1010 of the Mortgage.

            (g) Other Information. With reasonable promptness upon request, such other information regarding the business, properties or financial condition of the Company as any Holder may reasonably request, including without limitation copies or summaries of, as the case may be, all non-routine correspondence to or from and summaries of contacts and conversations with RCP, RCPA or any of their affiliates, subject to compliance with any applicable confidentiality restrictions agreed to in good faith.

            (h) Notice of Default or Litigation. Upon the Company obtaining knowledge thereof, it will give written notice to each Holder promptly, but in any event within five Business Days, of the occurrence of any of the following with respect to the Company: (i) the occurrence of an event or condition consisting of a Default, specifying the nature and existence thereof and what action the Company proposes to take with respect thereto, (ii) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Company in which damages are sought or environmental remediation demanded which exceeds $1,000,000 in any instance or $5,000,000 in the aggregate or which might otherwise materially adversely affect the business, properties, assets, condition (financial or otherwise) or prospects of the Company,
(iii) any levy of an attachment, execution or other process against its assets in excess of $1,000,000, (iv) the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money in excess of $1,000,000, (v) any development in its business or affairs which has resulted in, or which the Company reasonably believes may result in, a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company, (vi) the institution of any proceedings against, or the receipt of notice of potential liability or responsibility for any violation, or alleged violation of, any federal, state or local law, rule or regulation, the violation of which could give rise to a material liability, or have a material adverse effect on, the business, assets, properties condition (financial or otherwise) or prospects of the Company, or (vii) the occurrence of an event or condition which may render the Company unable to qualify as a REIT under the Code.

            (i) Changes to Indebtedness. Within 30 days prior thereto, notice of any proposed extension, renewal, refinancing or modification of Indebtedness made pursuant to Section 6.01(iv) or Section 6.14.

            5.02. Preservation of Existence and Franchises. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority and will at all times take all reasonable steps necessary to qualify to be taxed as a REIT as long as a REIT is accorded substantially the same treatment under the United States income tax laws from time to time in effect as under Sections 856-860 of the Code, in effect at the date of this Agreement, as originally executed.

            5.03. Books, Records and Inspections. The Company will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). The Company will permit, on reasonable notice, any Holder to visit and inspect its books of account and records and any of its properties or assets and to discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its officers, directors and independent accountants.

            5.04. Compliance with Law. The Company will comply in all material respects with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its business and the ownership of its property.

            5.05. Insurance. Except as specified in Schedule 5.05, the Company will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

            5.06. Maintenance of Property. The Company will maintain and preserve its properties and assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and assets from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

            5.07. Plan Assets. The Company will use its best efforts to not take any action that would cause it to be deemed to hold Plan Assets at any time.

            5.08. Intercreditor Agreement. The Company will comply with the terms of the Intercreditor Agreement in respect of payments to be made in respect of the Debentures and the Notes notwithstanding that such terms may alter the provisions set forth herein, in the Debentures, in the Loan Agreement or in the Notes. Each Holder agrees by accepting a Debenture to be bound by the terms and provisions of the Intercreditor Agreement as if such Holder were a party thereto.

            5.09. Resale of Debentures. The Company, upon the request of the Required Holders from time to time, will exchange the Debentures for any other evidences of indebtedness or debt securities, whether notes, debentures or otherwise (the "New Debt"), and shall enter into any such agreements, whether in the form of an amendment hereto, an indenture, a debenture purchase agreement or otherwise (the "New Documents"), as shall be deemed necessary or desirable by the Required Holders in connection with the resale of the Debentures, whether as a private placement, a registered public offering or otherwise, provided only that the aggregate principal amount of the New Debt shall be equal to the unpaid principal amount of the Debentures at the time of exchange and the business terms (including aggregate interest) of the New Documents shall be substantially the same as the business terms (including affirmative and negative covenants) contained herein. Notwithstanding the foregoing, it is understood by the parties that (a) the New Debt shall be in such denominations and tranches and have such other features (including, without limitation, intercreditor and/or priority arrangements) as may be deemed appropriate by the Required Holders, (b) the New Documents will contain additional terms and provisions governing the voting rights of the holders of the New Debt including the requirement of unanimous approval of the holders of New Debt for waivers or amendments in respect of Section 6.12 and any release of security for the New Debt, in each case, to the extent desired by the Required Holders, any provision relating to payment of interest, repayment of principal or payment of any fees or indemnities and any other provisions customarily so treated, (c) the New Documents will contain such additional terms and provisions as are customarily contained in such documents governing the issuance of debt including provisions governing the rights of indenture trustees and/or administrative agents and bank set-off and sharing provisions, as applicable, (d) the New Documents will contain such other additional terms and provisions as are reasonably requested by the Required Holders in order to effectuate the resale of the Debentures and such other additions hereto or variations herefrom as are requested by any rating agency rating the New Debt, including, without limitation, requiring accrual of payments that are due in escrow or trust accounts, except to the extent otherwise prohibited by the 1985 Indenture and except that no such escrow shall be required in respect of regularly scheduled payments on account of the Debentures and (e) the New Documents will be in such form and will contain such terms and provisions as are necessary to comply with all applicable securities laws, including, in the case of an indenture, the Trust Indenture Act of 1939, as amended. In furtherance of the foregoing, the Company will provide the Required Holders with all such documents and information, financial or otherwise, assist in all such due diligence and do such other things and enter into such other agreements as are necessary or, in the judgment of the Required Holders, desirable to resell the Debentures and carry out the intent of this Section 5.09. The term "Holder" or "Required Holders" as used in this Agreement shall include any trustee for an indenture pursuant to which the New Debt is issued.


                                 SECTION 6
                             NEGATIVE COVENANTS

            The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Debentures, together with all interest, fees and other obligations hereunder, have been paid in full:

            6.01.  Indebtedness.    The Company will not contract, create,
incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness arising under this Agreement and the other Loan Documents;

               (ii) Current liabilities for taxes and assessments incurred or arising in the ordinary course of business;

              (iii) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business; provided, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

               (iv) Indebtedness in effect on the date hereof (as specified in Schedule 4.09) and any extensions, renewals or refinancings thereof in an amount not to exceed the outstanding accreted amount thereof on the date of refinancing; provided that no such Indebtedness may be renewed, extended or refinanced if, as a result thereof, quarterly debt service of the Company would be materially increased or Net Cash Flow of the Company would be materially decreased;

                (v) Unsecured Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding incurred by the Company to cover working capital needs; and

               (vi) Indebtedness in respect of issuances of Debentures pursuant to Section 2.01(b).

            6.02. Liens. Except with respect to Permitted Liens, the Company will not (i) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, (ii) sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to it) or (iii) assign any right to receive income.

            6.03. Nature of Business. The Company (i) will not alter the character or conduct of its business from that conducted and contemplated as of the Closing Date which is and shall be limited to the ownership and management of the Mortgage, the Mortgage Note and the partnership interests in any partnership which owns the Real Estate and (ii) will not permit its Subsidiary to engage in any business activity whatsoever or to own any assets or incur any liabilities.

            6.04. Consolidation, Merger, Sale or Purchase of Assets. The Company will not dissolve, liquidate, or wind up its affairs, and will not enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets or, other than in the ordinary course of its business, purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person, except that the Company may merge or be consolidated with any other U.S. corporation so long as (i) the Company shall be the surviving corporation, (ii) after giving effect to any such transaction, no Default or Event of Default shall exist, including, without limitation, any Default in respect of Section 6.03, and (iii) the surviving corporation shall have a number of authorized, issued and outstanding shares of capital stock no greater than that of the Company immediately prior to such transaction.

            6.05. Advances, Investments and Loans. The Company will not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

            6.06. Transactions with Affiliates. The Company will not enter into any transaction or series of transactions with any stockholder, employee or Affiliate other than on terms and conditions substantially as favorable to the Company as would be obtainable by it in a comparable arm's-length transaction with a Person other than a stockholder, employee or Affiliate, except for employment contracts and other employee benefit plans and arrangements entered into in the ordinary course of business and approved by the compensation committee of the Board of Directors of the Company, and arrangements with directors approved by the Board of Directors of the Company.

            6.07. Operating Lease Obligations. The Company will not enter into, assume or permit to exist any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements as lessee, except for the Company's leases for office space on reasonable terms.

            6.08. Sale and Leaseback. The Company will not enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property.

            6.09. Governing Documents. The Company will not propose or initiate any action in respect of any amendment, modification, supplement, waiver or termination of any provisions of its Certificate of Incorporation or By-Laws, except for an amendment to its Certificate of Incorporation to eliminate or modify the "Limit" provided for in Article Ninth (A) thereof.

            6.10. ERISA. Except for the RGI Plan, the Company will not establish any Plan or take any actions that would cause it to become obligated under any Plan.

            6.11. Dividends. The Company will not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, Common Stock, (i) subject to clauses
(ii) and (iii) below, in an amount in excess of $.80 per share per annum, adjusted to reflect any stock splits, stock dividends or similar transactions, unless and to the extent required to meet qualification rules for a REIT requiring distributions of 95% (or such other percentage as may be required by a change in the Code applicable to REITs) (such required distributions are referred to herein as "REIT Distributions"), (ii) at any time when a payment default exists under the Mortgage, the Mortgage Note or the 1985 Loan Agreement except for REIT Distributions and (iii) if the Company shall not qualify to be taxed as a REIT under the Code. The Company will not make any payment on account of a Warrant or Stock Appreciation Right in an amount per share in excess of the positive difference between (x) any amounts per share paid to holders of Common Stock pursuant to the preceding sentence and (y) $.60 per annum, adjusted to reflect any stock splits, stock dividends or similar transactions; provided, that this Section 6.11 shall not operate to prevent the exercise of Warrants or conversion of Stock Appreciation Rights in accordance with their respective terms or any payment on 14% Debentures issued on conversion of Stock Appreciation Rights.

            6.12. Modifications to Mortgage. The Company will not amend or in any way waive or modify any payment provision of the Mortgage or the Mortgage Note and will not amend Article X of the 1985 Loan Agreement or the Purchase Option.

            6.13. Modification or Prepayment of Indebtedness. The Company will not modify any Indebtedness if (i) quarterly debt service of the Company would be materially increased or Net Cash Flow of the Company would be materially decreased as a result thereof or (ii) the business, properties, assets, condition (financial or otherwise) or prospects of the Company might otherwise be materially adversely affected. The Company will not prepay or acquire any of its Indebtedness (other than as required by the terms thereof as in effect on the date hereof or permitted hereunder in respect of the Debentures or under the Loan Agreement in respect of the Notes and except for the Indebtedness permitted under Section 6.01(v)) and will cause to remain outstanding in full force and effect until their respective termination dates the interest rate swap agreements specified in paragraph A of Schedule 4.09.

            6.14.  Usury.     The Company covenants (to the extent that it
may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture Purchase Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to any Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 SECTION 7
                             EVENTS OF DEFAULT

            7.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. The Company shall (i) default in the payment when due of any principal owing hereunder or under the Debentures (including any mandatory redemption required hereunder or any voluntary redemption after giving notice thereof in accordance with
      Section 8.01), or (ii) default in the payment when due of any interest, fees or other amounts owing hereunder, under the Debentures, the Security Documents, the Collateral Trust Agreement or the Letter Agreement or in connection herewith and such default referred to in this subparagraph (ii) shall continue unremedied for at least ten days; or

            (b) Representations. Any representation, warranty or statement made on the date hereof or deemed to be made as of the Closing Date by the Company herein or in any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

            (c) Covenants. The Company shall (i) default in the due performance or observance of any term, covenant or agreement contained in Section 5.01(h)(i) or in Section 6 (other than Sections 6.06, 6.07 and 6.10), or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b) or (c) (i) of this Section 7.01) contained in this Agreement, and such default referred to in this subparagraph (ii) shall continue unremedied for a period of at least 30 days after notice from any Holder of such default; or

            (d) Other Agreements. The Company shall default in the due performance or observance of any term, covenant or agreement in the Security Documents, the Collateral Trust Agreement or the Letter Agreement (subject to applicable grace or cure periods, if any) applicable to it, or the Security Documents, the Collateral Trust Agreement or the Letter Agreement shall fail to be in full force and effect or to give the Collateral Agent and the Holders, the Liens, rights, powers and privileges purported to be created thereby (except insofar as such failure is due to the act of the Collateral Agent or any Holder); or

            (e) Bankruptcy, etc. (i) The Company shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code"); or (ii) an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not dismissed within 90 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Company; or (iv) the Company commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or (v) there is commenced against the Company any such proceeding which remains undismissed for a period of 90 days after commencement of such proceeding; or (vi) the Company is adjudicated insolvent or bankrupt; or (vii) any order of relief or other order approving any such case or proceeding is entered; or
      (viii) the Company suffers appointment of any custodian or the like for it or for any substantial part of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment; or (ix) the Company makes a general assignment for the benefit of creditors; or (x) any corporate action is taken by the Company for the purpose of effecting any of the foregoing; or

            (f)  Defaults under Other Agreements.  (i) The Company shall
      (x) default in any payment in an amount of $1,000,000 or more (beyond the applicable grace period with respect thereto, if any) with respect to any other Indebtedness, or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of (y), or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness, in an amount of $1,000,000 or more, to become due prior to stated maturity, or (ii) any such Indebtedness of the Company, in an amount of $1,000,000 or more, shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

            (g) Judgments. One or more final judgments or decrees shall be entered against the Company involving a liability of $1,000,000 or more in any instance, or $5,000,000 or more in the aggregate for all such judgments and decrees collectively (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, paid or stayed or bonded pending appeal within the time permitted to appeal therefrom.

            7.02 Remedies. Upon the occurrence of an Event of Default, the Required Holders, by written notice to the Company, may take any of the following actions without prejudice to its rights to enforce its claims against the Company, except as otherwise specifically provided for herein:

                (i) Acceleration of Debentures. Declare the unpaid principal of and any accrued interest in respect of the Debentures to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

               (ii) Enforcement of Rights. Enforce any and all Liens and security interests in favor of the Holders in respect of the Debentures and any other amounts due, including, without limitation, all rights and interests created and existing under the Security Documents, the

      Collateral Trust Agreement and the Letter Agreement and all rights of set-off; and

              (iii) Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder, except a default:

                  (1) in the payment of the principal of or any interest on any Debenture, or

                  (2) in respect of a covenant or provision hereof which under Section 9.05 cannot be modified or amended without the consent of the Holder of each outstanding Debenture.

            Upon any such waiver, such default ceases to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(e) shall occur, then the Debentures shall immediately become due and payable without the giving of any notice or other action by any Holder.


                                 SECTION 8
                                 REDEMPTION

            8.01.  Redemption.

            (a) Voluntary Redemption. (i) Provided the Notes have been paid in full or funds for such payment have been irrevocably deposited with an agent (reasonably satisfactory to the Agent) for such payment, the Company shall have the right to redeem the Debentures at any time on or after December 30, 2000 in whole or in part upon 30 days advance written notice in accordance with Section 8.01(d) to each Holders which notice shall specify the date on which the Company will effect such redemption (a "Redemption Date").

            (ii) Debentures redeemed from December 30, 2000 through December 31, 2001, inclusive, shall be redeemed at 105% of the principal amount of Debentures redeemed; debentures redeemed from January 1, 2002 through

December 31, 2002, inclusive, shall be redeemed at 103% of the principal amount of Debentures redeemed; debentures redeemed from January 1, 2003 through December 31, 2003, inclusive, shall be redeemed at 101.5% of the principal amount of Debentures redeemed; and Debentures redeemed thereafter shall be redeemed at 100% of the principal amount of Debentures redeemed, in each case with interest accrued to the date of redemption.

            (b) Mandatory Redemptions. On each Interest Payment Date prior to December 31, 2000, provided that the Notes have been paid in full, the Company shall redeem Debentures in an aggregate amount equal to Net Cash Flow calculated as of the last day of the most recent fiscal quarter at 100% of the aggregate principal amount of the Debentures redeemed.

            (c) Partial Redemption. (i) If less than all of the then outstanding Debentures are to be redeemed on any Redemption Date, the Company shall (x) include in the notice provided to the Holders pursuant to
Section 8.01(d) the principal amount of Debentures then outstanding and the principal amount of Debentures to be redeemed and (y) effect such redemption (to the extent practicable within $1,000 increments) on a pro rata basis.

            (ii) Any Debenture which is to be redeemed only in part shall be surrendered at the place specified in the notice delivered to Holders pursuant to Section 8.01(d) (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

            (d) Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder, at his address appearing in the Security Register (as defined below).

            All notices of redemption shall state:

                (i)     the Redemption Date,

               (ii)     the Redemption Price,

              (iii) that on the Redemption Date the Redemption Price will become due and payable upon each Debenture and that interest thereon will cease to accrue on and after said date, and

               (iv) that the place or places where each Debenture is to be surrendered for payment of Redemption Price.

            Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company and shall be irrevocable.

            (e) Interest after Redemption Date. On any Redemption Date in which the then outstanding Debentures are to be redeemed in whole, the then outstanding Debentures shall become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with the notice specified in Section 8.01(d), such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate plus such additional rate prescribed in Section 2.03.


                                 SECTION 9
                               MISCELLANEOUS

            9.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

      if to the Company:      1270 Avenue of the Americas
                              New York, New York  10020
                              Attention:  Secretary
                              Telephone:  698-1440
                              Telecopy:   698-1453

      if to the Holders:      at the addresses set forth in the Security
                              Register

            9.02.  Benefit of Agreement; Assignments and Participations.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Company may not assign and transfer any of its interests without prior written consent of each Holders.

            Nothing in this Agreement or in the Debentures, express or implied, shall give to any Person other than the parties hereto and the holders from time to time of Stock Appreciation Rights, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            9.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder or under the Security Documents, the Collateral Trust Agreement or the Letter Agreement and no course of dealing between the Company and any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Security Documents, the Collateral Trust Agreement or the Letter Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Holders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders to any other or further action in any circumstances without notice or demand.

            9.04. Payment of Expenses; Indemnification. The Company agrees to:

                (i) pay all reasonable out-of-pocket costs and expenses of Whitehall and the Holders in connection





















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
with the negotiation, preparation, execution and delivery and administration of this Agreement, the Security Documents, the Collateral Trust Agreement and the Letter Agreement and the documents and instruments referred to therein and in connection with the exchange of the Debentures for the New Debt, the negotiation, preparation, execution and delivery of any New Documents as contemplated by Section 5.09 (including, without limitation, the fees and expenses of Sullivan & Cromwell and any indenture trustee, administrative agent or like parties in respect of the New Debt, and the resale of the New Debt and the reasonable travel expenses of employees of Whitehall and any Holder) and any amendment, waiver or consent relating hereto or thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Company under this Agreement and of the Holders in connection with enforcement of the Security Documents, the Collateral Trust Agreement and the Letter Agreement and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Company);

               (ii) pay and hold the Holders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Holders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Holders) to pay such taxes;

          (iii) indemnify the Holders, their respective officers, directors, partners, employees, representatives, affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding
      (whether or not any Holder is a party thereto) related to the entering into and/or performance of this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement or the use of proceeds of the Debentures hereunder or the consummation of any other transactions contemplated in this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement (including the resale of the Debentures and the exchange of the Debentures as contemplated by Section 5.09), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, as the same are incurred (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified); and

               (iv)     if the indemnification provided for in Section
      9.04(iii) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the consummation of the transactions contemplated in this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the actions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Debentures (before deducting expenses) received by the Debentures bear to the net fees paid in accordance with Section 3.01(g) and retained by the indemnified Holders. The relative fault shall be determined by reference to, among other things, whether the action of the Company on the one hand or the Holders on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this subsection (iv) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amounts paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as the same are incurred. The Company's and the Holders' obligations in this subsection (iv) to contribute are several and not joint.

Neither Whitehall nor any of its directors, officers, agents or employees shall be liable to the Company for any action taken or omitted to be taken by it or any of them under or in connection with any Loan Document, except for gross negligence or willful misconduct attributable to such Person.

            9.05. Amendments, Waivers and Consents. Any provision of this Agreement, the Debentures, the Security Documents, the Collateral Trust Agreement or the Letter Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders and SARs; provided, that no such amendment, waiver or modification shall, unless signed by all the Holders and holders of then outstanding Stock Appreciation Rights (i) subject any Holder to any additional obligation, (ii) reduce the principal of or rate of interest on any Debenture or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Debenture or any fees hereunder,
(iv) change the percentage of the aggregate unpaid principal amount of the Debentures, or the number of Holders, and if applicable, holders of Stock Appreciation Rights, which shall be required for the Holders, and if applicable, holders of Stock Appreciation Rights or any of them to take any action under this Section 9.05 or any other provision of this Agreement,
(v) release all or substantially all of the collateral for the Debentures or (vi) amend or waive the provisions of Section 6.12 or this Section 9.05.

            9.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            9.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            9.08. Survival of Indemnities. All indemnities set forth herein, including, without limitation, in Section 9.04, shall survive the execution and delivery of this Agreement, the issuance of the Debentures, and the payment of principal of the Debentures and other obligations hereunder.

            9.09.  Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Nothing herein shall affect the right of any Holder to commence legal proceedings or to otherwise proceed against the Company in any other jurisdiction.

            (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            9.10. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            9.11. Entirety. This Agreement together with the other Loan Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Documents or the transactions contemplated herein; provided, however, that nothing shall affect the obligations of the Company to Goldman, Sachs & Co., Whitehall (and their respective affiliates) under the letter of intent, dated November 17, 1994, among the Company, Goldman, Sachs & Co. and Whitehall.

            9.12. Survival of Representations and Warranties. All representations and warranties made by the Company herein shall survive issuance and delivery of the Debentures hereunder.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              ROCKEFELLER CENTER PROPERTIES, INC.



                              By:/s/ Richard M. Scarlata
                                                       Richard M. Scarlata
                                                       President and CEO


                              WHITEHALL STREET REAL ESTATE
                                LIMITED PARTNERSHIP

                              By:  W.H. Advisors L.P. V,
                                    General Partner

                                    By:  WH Advisors, Inc. V,
                                          General Partner


                                          By:/s/ Daniel M. Neidich
                                             Daniel M. Neidich
                                             President

                              SCHEDULE 3.01(g)

                                    Fees


            An origination fee of 2% of the aggregate principal amount of the Debentures issued and purchased on the Closing Date is payable to Whitehall, and an advisory fee of 1% of the aggregate principal amount of the Debentures issued and purchased on the Closing Date is payable to Goldman, Sachs & Co.

                               SCHEDULE 4.09

                                Indebtedness


 A. Outstanding Indebtedness

    Current Coupon Convertible Debentures due
    2000                                             $213,170,000
    Zero Coupon Convertible Debentures due 2000       326,863,314(1)

    Letter of Credit supporting Company's
       Commercial Paper Program                       200,000,000

    Accrued interest payable in connection with
       Current Coupon Convertible Debentures
       due 2000                                        50,954,187(2)
    Dividends payable December 30, 1994                 5,739,106(3)

    Interest rate swaps (See Part C(i))                19,046,677(4)

                                                     $815,773,284
 (1)   Accreted value at 12/31/94
 (2)   Accrued balance at 11/30/94
 (3)   Dividend declared 12/12/94
 (4) Net mark-to-market settlement price at 11/30/94 as reported by SWAP counterparties



 B. Outstanding Indebtedness to be repaid on or after Closing Date Letter of Credit supporting Company's
       Commercial Paper Program                      $200,000,000

    Interest rate swaps (See Part C(ii))               13,005,995
                                                     $213,005,995



























                                   1 of 3

SWAPS
30-Nov-94

                                                                                                                          Mark-to-
      Financial    Notional    Maturity     RCPI                                    Net Receipt/            Floating      Market
C(i) Institution   Principal    Date      Receives            RCPI Pays              (Payment)   Net Rate  Rate Re-sets  30-Nov-94


                SWAP #                   Float Rate           Fixed Rate

    AIG Finan Pr 5(30,000,000) 14-Jan-98  5.37500%  1,612,500  9.84000%  (2,952,000) (1,339,500) 4.46500% 1/14,  7/14  (2,040,072)

    Barclay's    6(25,000,000) 12-Mar-98  5.31250%  1,328,125  9.33000%  (2,332,500) (1,004,375) 4.01750% 3/12,  9/12  (1,231,010)

    Barclay's    8(50,000,000) 20-Apr-98  5.81250%  2,906,250  9.68500%  (4,842,500) (1,936,250) 3.87250% 4/20, 10/20  (2,769,600)

                 (105,000,000)            5.56845%  5,846,875  9.64476% (10,127,000) (4,280,125) 4.07631%              (6,040,682)

(ii) SWAPS to be settled on or after closing date


Liability
swaps       SWAP #                  Float Rate            Fixed Rate

Chase Manhat  7(20,000,000) 02-Feb-98  5.31250%  1,062,500  9.14000%  (1,828,000)    (765,500)  3.82750%  2/2,   8/2     (954,295)

Chase Manhat  1(30,000,000) 15-Oct-99  4.87500%  1,462,500  9.98000%  (2,994,000)  (1,531,500)  5.10500%  6/21, 12/21  (3,028,516)

Chase Manhat  2(30,000,000) 15-Oct-99  4.87500%  1,462,500  9.98000%  (2,994,000) (1,531,5000)  5.10500%  6/22, 12/22  (3,025,333)

Chase Manhat  3(20,000,000) 05-Oct-99  5.06250%  1,012,500  9.84000%  (1,968,000)    (955,500)  4.77750%  6/29, 12/29  (1,853,551)

Chemical Ban  9(50,000,000) 10-Jun-99  5.81250%  2,906,250  9.73600%  (4,868,000)  (1,961,750)  3.92350%  4/20, 10/20  (3,581,000)

Bank of Amer  4(30,000,000) 30-Jun-97  5.25000%  1,575,000  9.84190%  (2,952,570)  (1,377,570)  4.59190%  1/12,  7/12  (1,906,000)

              (180,000,000)            5.26736%  9,481,250  9.78032%  (17,604,570) (8,123,320)  4.51296%              $14,348,695)





















                                          2 of 3

(ii) SWAPS to be settled on or after closing date (cont'd.)
(cont.)
                                                                                                                        Mark-to-
 Financial       Notional  Maturity   RCPI                                Net Receipt/                                   Market
Institution     Principal  Date      Receives          RCPI Pays          (Payment)   Net Rate   Floating Rate Re-sets  30-Nov-94

        SWAP #                     Fixed Rate         Float Rate

Chemical Ban 2  5,000,000 30-Nov-95  9.70000%    485,000 5.93750%   (296,875)   188,125 3.76250% 2/16, 5/16, 8/16, 11/16 113,700

Chemical Ban 4  5,000,000 29-Mar-96  9.23000%    461,500 5.25000%   (262,500)   199,000 3.98000% 3/29, 6/29, 9/29, 12/29 161,000

Chemical Ban 3  5,000,000 15-Sep-96  9.24500%    462,250 5.06250%   (253,125)   209,125 4.18250% 3/15, 6/15, 9/15, 12/15 135,000

Bank of Amer 8  5,000,000 15-Feb-96  9.43000%    471,500 5.81250%   (290,625)   180,875 3.61750% 2/15, 5/15, 8/15, 11/15 245,000

Bank of Amer 5  5,000,000 19-Sep-96  9.47000%    473,500 5.06250%   (253,125)   220,375 4.40750% 3/21, 6/21, 9/21, 12/21 191,000

Bank of Amer 7  5,000,000 30-Sep-97  9.56000%    478,000 5.26560%   (263,280)   214,720 4.29440% 3/30, 6/30, 9/30, 12/30 241,000

Bank of Amer 6  5,000,000 15-Apr-98  9.58700%    479,350 5.62500%   (281,250)   198,100 3.96200% 1/17, 4/17, 7/17, 10/17 256,000

               35,000,000            9.46029%  3,311,100 5.43080% (1,900,780) 1,410,320 4.02949%                       1,342,700

                                                                      SWAPS to be settled on or after closing date   (13,005,995)

                                                                                                 Total at 11/30/94   (19,046,677)
































                                          3 of 3

                                               SCHEDULE 4.10

                                                Litigation


         Bear Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation have threatened to initiate litigation against the Company to recover an investment banking fee in the amount of approximately $4 million claimed to be due from the Company to such firms.

                                               SCHEDULE 4.11

                                          Material Agreements and
                                       Negotiations with RCP or RCPA


 Material Agreements                         --     No exceptions

 Negotiations with RCP or RCPA               --     The Company has requested
                                                    the consent specified in
                                                    Section 3.01(k) and
                                                    discussions with respect
                                                    to such consent are ongoing.

                                               SCHEDULE 5.05

                                                 Insurance


         The Borrower's Directors' and Officers' Insurance Policy contains an endorsement (No. 7) reading as follows:

         It is agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim made against the Insureds brought by or on behalf of Rockefeller Group, Inc., any of its subsidiaries (directly or indirectly owned), its management and all entities controlled by or affiliated with Rockefeller Group, Inc. and the management thereof.

                                 EXHIBIT A

                                 Debenture


                        [Form of Face of Debenture.]



..............

No. .........                                                    $ ........

            Rockefeller Center Properties, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the
 Company , which term includes any successor Person under the Debenture Purchase Agreement hereinafter referred to), for value received, hereby promises to pay to ......................................, or registered assigns, the principal sum of ......................................
Dollars on December 31, 2007. This Debenture shall bear interest on the unpaid principal amount hereof from the date hereof or from the most recent Interest Payment Date to which interest has been paid at the rate of 14% per annum until the principal hereof is paid. Such interest shall be paid semi-annually on June 2 and December 2 in each year, commencing June 2, 1995, except as otherwise provided in Section 2.03(b) of the Debenture Purchase Agreement. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the rate of interest borne by this Debenture shall be 18% per annum, compounded semi-annually. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is regis-tered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made by check drawn on a member of the New York Clearing House Association mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                      Rockefeller Center Properties, Inc.

                      By...................................................

Attest:

.........................................

                       [Form of Reverse of Security]

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under a Debenture Purchase Agreement, dated as of December 18, 1994 (herein called the "Debenture Purchase Agreement"), between the Company and Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership and reference is hereby made to the Debenture Purchase Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, issued and delivered.

            The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after December 30, 2000, as a whole or in part, at the election of the Company, at the following redemption prices (expressed as percentages of the principal amount): If redeemed from December 30, 2000 through December 31, 2001, inclusive, 105%; from January 1, 2002 through December 31, 2002, inclusive 103%; from January 1, 2003 through December 31, 2003, inclusive, 101.5%; and thereafter at a price equal to 100%, together in the case of any such redemption with accrued interest to the Redemption Date. The Securities are also subject to mandatory redemption as provided in the Debenture Purchase Agreement.

            The Debenture Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Debenture Purchase Agreement at any time by the Company with the consent of the Required Holders and SARs (as defined in the Debenture Purchase Agreement. The Debenture Purchase Agreement also contains provisions permitting the Holders of specified percentages in principal amount of the Securities and Stock Appreciation Rights (as defined in the Debenture Purchase Agreement) on behalf of the Holders of all Securities of such series, to waive compliance by the Company with cer-tain provisions of the Debenture Purchase Agreement. Any such consent or waiver by any Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Security (including holders of Stock Appreciation Rights) and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Debenture Purchase Agreement and no provision of this Security or of the Debenture Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Debenture Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Debenture Purchase Agreement and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            By accepting this Debenture the Holder agrees to be bound by the terms and provisions of the Intercreditor Agreement as if such Holder were a party thereto.

            All terms used in this Security which are defined in the Debenture Purchase Agreement shall have the meanings assigned to them in the Debenture Purchase Agreement.

                                 EXHIBIT B

                           Officer's Certificate


            I, Richard A. Scarlata, the President of Rockefeller Center Properties, Inc. (the "Company"), hereby certify that, to the best of my knowledge, with respect to that certain Debenture Purchase Agreement between the Company and Whitehall Street Real Estate Limited Partnership V, dated as of December __, 1994, as of the date hereof no Default or Event of Default has occurred and is continuing.


            This the __th day of _________, 19__.


                                          _________________________
                                          Richard A. Scarlata
                                          President

                                 EXHIBIT C

                       Form of Assignment of Mortgage

 [See EXHIBIT A to Collateral Trust Agreement which is attached as Exhibit
D]

                                 EXHIBIT D










                                 COLLATERAL

                              TRUST AGREEMENT

                                by and among

                    ROCKEFELLER CENTER PROPERTIES, INC.

                                    and

                           BANKERS TRUST COMPANY

                                    and

                              GARY R. VAUGHAN,
                                  Trustees

                               ______________

                       Dated as of December 29, 1994

                             TABLE OF CONTENTS

Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

DECLARATION OF TRUST  . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1   DEFINITIONS; DELIVERY OF COLLATERAL . . . . . . . . . . . .   3
      Section 1.1.      Definitions and Other Matters . . . . . . . . .   3
      Section 1.2.      Delivery of Collateral  . . . . . . . . . . . .   8

SECTION 2   ACTIONABLE DEFAULTS; REMEDIES . . . . . . . . . . . . . . .   8
      Section 2.1.      Actionable Default  . . . . . . . . . . . . . .   8
      Section 2.2.      Remedies  . . . . . . . . . . . . . . . . . . .   9
      Section 2.3.      Right to Initiate Judicial Proceedings, Etc.  .  10
      Section 2.4.      Appointment of a Receiver . . . . . . . . . . .  10
      Section 2.5.      Exercise of Powers  . . . . . . . . . . . . . .  11
      Section 2.6.      Control by Lenders  . . . . . . . . . . . . . .  11
      Section 2.7.      Remedies Not Exclusive  . . . . . . . . . . . .  11
      Section 2.8.      Waiver of Certain Rights  . . . . . . . . . . .  12
      Section 2.9.      Borrower's and Trustee's Rights as to
                              Collateral; Limitation on Trustee's
                              Duties in Respect of Collateral.  . . . .  12
      Section 2.10.     Limitation by Law . . . . . . . . . . . . . . .  13
      Section 2.11.     Absolute Rights of Holders  . . . . . . . . . .  13
      Section 2.12.     Equal and Ratable Security  . . . . . . . . . .  13

SECTION 3   COLLATERAL ACCOUNT; APPLICATION OF MONEYS . . . . . . . . .  13
      Section 3.1.      The Collateral Account  . . . . . . . . . . . .  13
      Section 3.2.      Control of Collateral Account . . . . . . . . .  14
      Section 3.3.      Investment of Funds Deposited in Collateral
                              Account . . . . . . . . . . . . . . . . .  14
      Section 3.4.      Application of Moneys.  . . . . . . . . . . . .  15
      Section 3.5.      Application of Moneys Distributable to
                              Holders of Public Debt  . . . . . . . . .  16

SECTION 4   AGREEMENTS WITH TRUSTEE . . . . . . . . . . . . . . . . . .  16
      Section 4.1.      Delivery of Debt Instruments  . . . . . . . . .  16
      Section 4.2.      Information as to Holders.  . . . . . . . . . .  16
      Section 4.3.      Compensation and Expenses . . . . . . . . . . .  17

      Section 4.4.      Stamp and Other Similar Taxes . . . . . . . . .  17
      Section 4.5.      Filing Fees, Excise Taxes, Etc. . . . . . . . .  17
      Section 4.6.      Indemnification . . . . . . . . . . . . . . . .  17
      Section 4.7.      Further Assurances  . . . . . . . . . . . . . .  18

SECTION 5   THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . .  18
      Section 5.1.      Acceptance of Trust . . . . . . . . . . . . . .  18
      Section 5.2.      Exculpatory Provisions  . . . . . . . . . . . .  18
      Section 5.3.      Delegation of Duties  . . . . . . . . . . . . .  19
      Section 5.4.      Reliance by Trustee . . . . . . . . . . . . . .  19
      Section 5.5.      Limitations on Duties of Trustee  . . . . . . .  20
      Section 5.6.      Moneys to Be Held in Trust  . . . . . . . . . .  21
      Section 5.7.      Resignation and Removal of the Trustee  . . . .  21
      Section 5.8.      Status of Successors to the Corporate
            Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Section 5.9.      Merger of the Corporate Trustee . . . . . . . .  22
      Section 5.10.     Additional Co-Trustees; Separate Trustees . . .  22

SECTION 6   RELEASE OF COLLATERAL . . . . . . . . . . . . . . . . . . .  24
      Section 6.1.      Condition to Release  . . . . . . . . . . . . .  24
      Section 6.2.      Procedure for Release . . . . . . . . . . . . .  24
      Section 6.3.      Effective Time of Release . . . . . . . . . . .  25
      Section 6.4.      Release of Certain Collateral . . . . . . . . .  25

SECTION 7   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  26
      Section 7.1.      Amendments, Supplements and Waivers . . . . . .  26
      Section 7.2.      Notices . . . . . . . . . . . . . . . . . . . .  27
      Section 7.3.      Headings  . . . . . . . . . . . . . . . . . . .  28
      Section 7.4.      Severability  . . . . . . . . . . . . . . . . .  28
      Section 7.5.      Treatment of Payee or Indorsee by Trustee;
                        Acknowledgment of
                     Intercreditor Agreement  . . . . . . . . . . . . .  28
      Section 7.6.      Dealings with the Borrower  . . . . . . . . . .  29
      Section 7.7.      Claims Against the Trustee  . . . . . . . . . .  29
      Section 7.8.      Binding Effect  . . . . . . . . . . . . . . . .  29
      Section 7.9.      Conflict with Other Agreements  . . . . . . . .  29
      Section 7.10.     Powers of Individual Trustee  . . . . . . . . .  29
      Section 7.11.     Streit Act  . . . . . . . . . . . . . . . . . .  30
      Section 7.12.     Governing Law . . . . . . . . . . . . . . . . .  30
      Section 7.13.     Counterparts  . . . . . . . . . . . . . . . . .  30

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ACKNOWLEDGMENTS

                         COLLATERAL TRUST AGREEMENT

            COLLATERAL TRUST AGREEMENT ("Agreement") dated as of December 29, 1994 by and among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation (the "Borrower"), Bankers Trust Company, New York banking corporation (the "Corporate Trustee"), and Gary R. Vaughan (the "Individual Trustee") (the Corporate Trustee and the Individual Trustee being herein referred to collectively as the "Trustee"), trustees for the Holders of the Secured Debt referred to below.


                                WITNESSETH:

            WHEREAS, the Borrower and the New Private Lenders are entering into the New Agreements;

            WHEREAS, to induce the New Private Lenders to enter into the New Agreements, the Borrower has agreed to secure, subject to the terms and conditions of this Agreement and the Security Documents, the payment of the Secured Debt; and

            WHEREAS, the effectiveness of the New Agreements is conditioned upon this Agreement and the related Security Documents having been duly executed and delivered;


                           DECLARATION OF TRUST:

            NOW, THEREFORE, to secure the payment, observance and performance of the Secured Debt and in consideration of the premises and the mutual agreements set forth herein, the Borrower hereby assigns and pledges to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties, and hereby grants to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties a security interest in, the following:

            (a) all of the Borrower's right, title and interest in and to that certain Mortgage Note, dated as of September 19, 1985, in the principal amount of $1,255,160,004.00 made by RCP Associates and Rockefeller Center Properties (collectively, the "Mortgagor") to the Borrower, as amended by that certain Consent and Agreement (the "Consent Agreement"), dated as of December 1, 1988, between the Borrower and the Mortgagor (as the same may hereafter be amended, supplemented or modified, the "Mortgage Note");

            (b) all of the Borrower's right, title and interest in and to that certain Consolidated Note, dated as of September 19, 1985, in the principal amount of $44,839,996.00 made by the Mortgagor to the Borrower, as amended by the Consent Agreement (as the same may hereafter be amended, supplemented or modified, the "Consolidated Note", and, together with the Mortgage Note, the "Notes");

            (c) all of the Borrower's right, title and interest in and to those certain mortgages listed in Schedule I hereto which secure the Notes, each of which has been recorded in the Office of the City Register of the County of New York and encumbers (i) the land described therein, (ii) the appurtenances, easements and other rights pertaining to such land and (iii) the buildings, improvements and fixtures now or hereafter located or constructed thereon (collectively, as the same may hereafter be amended, supplemented or modified, the "Mortgages");

            (d) all of the Borrower's right, title and interest, in and to all amounts payable to the Borrower as a result of any drawing under the letters of credit described in Schedule II hereto or any additional or substitute letters of credit naming the Borrower as beneficiary provided to the Borrower pursuant to the Loan Agreement dated as of September 19, 1985, as amended (the "Loan Agreement"), between the Mortgagor and the Borrower (each such letter of credit being a "Letter of Credit");

            (e)   all of the Borrower's right, title and interest in and to
      (x) the Escrow Account (as defined in the Loan Agreement), if any, and (y) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Escrow Account or the Collateral Account, as the case may be (the "Account Collateral");

            (f) all of the Borrower's right, title and interest in and to that certain Amended and Restated Purchase Option, dated as of December 1, 1988, as amended, among RCP Associates, Rockefeller Center Properties and the Borrower (the "Assigned Agreement"), provided that this clause (f) shall have no effect unless and until all necessary consents have been obtained, which the Borrower shall use its best efforts to obtain;

            (g)   all of the Borrower's right, title and interest in and to
      (x) the title insurance policy set forth in Schedule III hereto and
      (y) any amounts paid to the Borrower under the title insurance policy described in the Letter Agreement (the "Title Insurance"); and

            (h)   all Proceeds of any and all of the foregoing.

            TO HAVE AND TO HOLD the foregoing Collateral, the Security Documents and the Proceeds of any and all thereof (the right, title and interest of the Trustee in the Security Documents and the Collateral and such Proceeds being hereinafter referred to as the "Trust Estate") unto the Trustee and its successors in trust under this Agreement and its assigns and the assigns of its successors in trust forever.

            IN TRUST NEVERTHELESS, under and subject to the terms and conditions set forth herein and in the Security Documents, and for the benefit of the Secured Parties and for the enforcement of the payment of all Secured Debt, and for the performance of and compliance with the covenants and conditions of this Agreement, the New Agreements, the Public Indenture and each of the Security Documents.

            PROVIDED, HOWEVER, that these presents are upon the condition that if the Borrower, or its successors or assigns, shall satisfy all of the conditions set forth in Section 6 of this Agreement with respect to all or any part of the Collateral, as the case may be, then (if with respect to all of the Collateral) this Agreement, and the estates and rights assigned in this Agreement and in the Security Documents, shall cease and determine or (if with respect to part of the Collateral) this Agreement, and the estates and rights assigned in this Agreement and in the Security Documents, shall cease and determine with respect to such part of the Collateral; otherwise they shall remain and be in full force and effect.

            IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trust hereinafter set forth.


                                 SECTION 1

                    DEFINITIONS; DELIVERY OF COLLATERAL

            Section 1.1. Definitions and Other Matters. (a) As used in this Agreement, including the introductory provisions hereof, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Actionable Default" means (i) the nonpayment at maturity of any New Lender Debt or an acceleration of the maturity of any New Lender Debt; or (ii) the nonpayment at maturity of the Public Debt or the declaration prior to its stated maturity that the Public Debt is due and payable pursuant to Section 502 of the Public Indenture.

            "Affiliate" means "Affiliate" as defined in the New Agreements.


            "Assignment of Mortgage" means the Assignment of Mortgage dated December 29, 1994 from the Borrower to the Trustee in substantially the form of Exhibit A hereto.

            "Bankruptcy Code" means the federal Bankruptcy Code, as amended from time to time.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

            "Collateral" means all property of the Borrower in which liens or security interests have been, or have purportedly been, granted to the Trustee from time to time under this Agreement and the Security Documents.

            "Collateral Account" means the "Collateral Account" as defined in Section 3.1 of this Agreement.

            "Debt Instruments" means the New Agreements, the Public Indenture and the notes or other instruments or securities issued pursuant thereto.

            "Discharge Notice" means a written notice, signed by a Responsible Officer of the Borrower, which requests a discharge of the Security Documents in accordance with the provisions of Section
      6.2 of this Agreement and which certifies to the Trustee that

                  (i) the event enumerated in Section 6.1(a)(ii)(A) of this Agreement has occurred, and

                  (ii) the Borrower would not be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or the Public Indenture after, or as a result of, the release of the Collateral.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GSMC Agreement" means the Loan Agreement dated as of December 18, 1994 among the Borrower, the lenders parties thereto and Goldman Sachs

      Mortgage Company, as Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Holder" means, as of any date, any holder of Secured Debt on such date, including, without limitation, the New Lenders, any New Trustee and the Public Trustee.

            "Letter Agreement" means the letter agreement dated the date hereof regarding the assignment by the Borrower of its title insurance benefits to the Trustee, in substantially the form of Exhibit E hereto.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

            "Majority Holders" means, as of any date, Holders holding more than 50% of the aggregate unpaid principal amount of the Secured Debt then outstanding under the New Agreements and the Public Indenture.

            "Moody's" means Moody's Investor Service Inc.

            "New Agreements" means the New Indentures, if any, the GSMC Agreement and the Whitehall Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "New Indenture" means any indenture executed by the Borrower in connection with the refinancing of any New Private Debt, as amended, modified and supplemented from time to time.

            "New Indenture Debt" means, as of any date, the amount of indebtedness of the Borrower outstanding on such date under any New Indenture.

            "New Indenture Lender" means, as of any date, a holder of New Indenture Debt on such date.

            "New Lender Debt" means, as of any date, the then outstanding and unpaid New Indenture Debt and New Private Debt.

            "New Lenders" means as of any date, the New Indenture Lenders and the New Private Lenders.

            "New Private Debt" means, as of any date, the then outstanding and unpaid indebtedness on such date under the GSMC Agreement and the Whitehall Agreement.

            "New Private Lender" means, as of any date, any holder of New Private Debt on such date.

            "New Trustee" means, as of any date, any trustee under any New Indenture.

            "Notice of Actionable Default" means a written certification to the Trustee and the Borrower (i) from a New Trustee in the case of New Indenture Debt or a New Private Lender in the case of New Private Debt certifying that the indebtedness due under the respective New Agreement has not been paid in full at the stated maturity thereof or has been declared to be due and payable prior to the stated maturity thereof in accordance with the terms thereof; or (ii) from the Public Trustee certifying that the indebtedness due under the Public Indenture has not been paid in full at the stated maturity thereof or has been declared to be due and payable prior to the stated maturity thereof.

            "Payment Default" means the nonpayment when due of any principal of or premium or interest on Public Debt or New Lender Debt without regard to any grace period for payment.

            "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated) or any governmental or political subdivision or any agency, department or instrumentality thereof.

            "Proceeds" shall have the meaning ascribed to it in Section 9-306(1) of the Uniform Commercial Code as in effect in the State of New York and, whether or not constituting proceeds under such section, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral,
      (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, and
      (iii) any and all other amounts
      from time to time paid or payable to the Borrower upon the sale, exchange, collection or other disposition of any part of the Collateral.

            "Public Debt" means, as of any date, the amount of indebtedness outstanding on such date under the Public Indenture.

            "Public Indenture" means the Indenture, dated as of September 15, 1985, as amended by the First Supplemental Indenture, dated as of December 15, 1985, between the Borrower and United States Trust Company of New York, as successor trustee, providing for the issuance by the Borrower of Current Coupon Convertible Debentures due 2000, Zero Coupon Convertible Debentures due 2000 and Floating Rate Notes due 2007, if any, as amended, modified and supplemented from time to time.

            "Public Lenders" means, as of any date, the holders of indebtedness outstanding on such date under the Public Indenture.

            "Public Trustee" means, as of any date, the trustee under the Public Indenture.

            "Required Lenders" means as of any date, Holders holding not less than 80% of the aggregate unpaid principal amount of the Secured Debt then outstanding under the New Agreements and the Public Indenture.

            "Requisite Lenders" means, as of any date, Holders holding not less than 50% of the aggregate principal amount of any of (i) the Public Debt then outstanding, (ii) the indebtedness then outstanding under the GSMC Agreement or, if there shall have been any refinancing of such indebtedness through the issuance of securities under any New Indenture, the indebtedness then outstanding under such New Indenture, or (iii) the indebtedness then outstanding under the Whitehall Agreement or, if there shall have been any refinancing of such indebtedness through the issuance of securities under any New Indenture, the indebtedness then outstanding under such New Indenture.

            "Responsible Officer" means, with respect to the Borrower, its President and with respect to any other Person, the chief executive officer, the chief financial officer or the chief accounting officer of such Person.

            "S & P" means Standard & Poor's Corporation.

            "Secured Debt" means, as of any date, (i) the unpaid principal of, and any accrued interest and premiums on, the indebtedness then outstanding under the

      New Agreements and the Public Indenture, and (ii) fees, expenses and charges (including, without limitation, indemnification obligations) due or owing to any Secured Party arising under any Debt Instrument, this Agreement or any Security Document.

            "Secured Party" means any New Lender, any New Trustee, the Trustee, any Public Lender, the Public Trustee or any other obligee or indemnified party under any New Agreement, New Indenture, Public Indenture or Security Document.

            "Security Documents" means this Agreement, the Assignment of Mortgages, the Letter Agreement, any additional documents executed to reflect the grant to the Corporate Trustee, the Individual Trustee or the Trustee of a lien upon or security interest in any Collateral, and any agreement or document referred to in Section 4.7, Section 7.1(a) or Section 7.1(b) of this Agreement, as the same may be amended, supplemented or otherwise modified in accordance with their respective terms.

            "Trustee's Fees" means all fees, costs and expenses of the Trustee of the types described in Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement.

            "Whitehall Agreement" means the Debenture Purchase Agreement dated as of December 18, 1994 between the Borrower and Whitehall Street Real Estate Limited Partnership V, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

            (c) In each case herein where "Holders" are entitled to vote on any matter or to instruct the Trustee, the Public Trustee shall so vote or instruct the Trustee on behalf of the Holders of Public Debt and any New Trustee shall so vote or instruct the Trustee on behalf of the Holders of the respective New Indenture Debt. Subject to Section 3.5 of this Agreement, in each case herein where any payment or distribution is to be made or notice is to be given to "Holders," such payments, distributions and notices (i) in respect of the Public Debt, shall be made to the Public Trustee for the benefit of the Holders thereof and (ii) in respect of the any New Indenture Debt, shall be made to the respective New Trustee for the benefit of the Holders thereof.

            (d) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

            (e) Terms not otherwise defined herein which are defined in or used in Article 9 of the Uniform Commercial Code as in effect in the State of New York shall herein have the respective meanings given to them in Article 9.

            (f) For purposes of this Agreement, the unpaid principal amount at any time of the Zero Coupon Convertible Debentures due 2000 issued under the Public Indenture shall equal the Acceleration Amount (as defined in the Public Indenture) thereof at such time.

            Section 1.2. Delivery of Collateral. (a) On the date hereof the Borrower hereby delivers to the Trustee for the benefit of the Secured Parties the following:

            (i) the Notes duly endorsed in blank, together with a letter to the obligors thereof to pay amounts due on the Notes to the Collateral Account, in the form of Exhibit B hereto;

            (ii)  the letters of credit described in Schedule II hereto;

            (iii) the Assignment of Mortgages;

            (iv)  the Letter Agreement; and

            (v) a letter in the form of Exhibit C hereto sent to each issuer of an insurance policy set forth in Schedule III hereto acknowledged by such issuer.

            (b) The Borrower hereby agrees that (i) to the extent permitted by the Letters of Credit, it will direct each issuer of a Letter of Credit to pay the proceeds of any draw thereunder directly to the Collateral Account and (ii) in case an Escrow Account is established, it will deliver to the Trustee a letter in the form of Exhibit D hereto acknowledged by the institution maintaining the Escrow Account.


                                 SECTION 2

                       ACTIONABLE DEFAULTS; REMEDIES

            Section 2.1. Actionable Default. (a) Upon receipt of a Notice of Actionable Default, the Trustee shall, within five (5) days thereafter, notify each New Trustee, each New Private Lender and the Public Trustee that an Actionable Default exists. Upon receipt of any written directions pursuant to Section 2.2(a), 2.6(a) or 2.6(b) the Trustee shall, within five (5) days thereafter, send a copy thereof to each New Trustee, each New Private Lender and the Public Trustee.

            (b) The party or parties (or successors in interest thereto) giving a Notice of Actionable Default shall be entitled (but not obligated) to withdraw it by delivering written notice of withdrawal to the Trustee
(i) before the Trustee takes any action to exercise any remedy with respect to the Collateral, or (ii) thereafter, if the Borrower certifies to the Trustee that it believes that all actions the Trustee has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty. The Trustee shall immediately notify the Borrower as to the receipt and contents of any such notice of withdrawal and shall promptly notify each Holder of the withdrawal of any Notice of Actionable Default.

            Section 2.2. Remedies. (a) The Trustee may, and upon the written direction of the Requisite Lenders to initiate the exercise of remedies with respect to the Collateral shall, exercise the rights and remedies provided in this Section 2 and the rights and remedies provided in any of the Security Documents if and only if the Trustee shall have received a Notice of Actionable Default, such Notice shall not have been withdrawn in accordance with the provisions hereof and no direction inconsistent with such written direction has been given to the Trustee by the Required Lenders. The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) The Borrower hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Agreement) of any kind in connection with this Agreement, any Collateral or any Security Document.

            (c) The Borrower hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Borrower or in its own name, from time to time in the Trustee's discretion, only upon the occurrence and during the continuance of any Actionable Default, for the purpose of carrying out the terms of this Agreement and any of the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right on behalf of the Borrower, without notice to or assent by the Borrower, to the extent permitted by applicable law, to do the following:

            (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral,

            (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Trustee in connection herewith and therewith,

            (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

            (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder, and

            (v) to do, at its option and at the expense and for the account of the Borrower, at any time or from time to time, all acts and things which the Trustee deems necessary to protect or preserve the security interest granted hereby, the Collateral or the Trust Estate and to realize upon the Collateral.

            Section 2.3. Right to Initiate Judicial Proceedings, Etc. If and only if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 2.1(b) hereof,
(i) the Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Security Document, and

(ii) the Trustee may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction.

            Section 2.4. Appointment of a Receiver. If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Corporate Trustee may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Trustee shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-trustees pursuant to any provision of this Agreement or any Security Document.

            Section 2.5. Exercise of Powers. All of the powers, remedies and rights of the Trustee as set forth in this Agreement may be exercised by the Trustee in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Trustee as set forth in any Security Document may be exercised from time to time as herein and therein provided.

            Section 2.6. Control by Lenders. (a) Subject to Section 2.6(b) of this Agreement, if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of
Section 2.1(b) hereof, (i) the Requisite Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to initiate the exercise of remedies with respect to the Collateral and (ii) the Required Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to refrain from exercising any right, remedy, trust or power available to or conferred upon the Trustee hereunder.

            (b) The Trustee shall not be obligated to follow any written directions received pursuant to Section 2.2(a) or 2.6(a), (i) to the extent the Trustee has received an opinion of independent counsel, to the effect that such written directions are in conflict with any provisions of law or this Agreement or (ii) in the case of directions from the Requisite Lenders, if the Trustee has received written directions from the Required Lenders inconsistent with such directions of the Requisite Lenders. If the Trustee shall receive written instructions from the Required Lenders that are inconsistent with the directions received by the Trustee from the Requisite Lenders pursuant to Section 2.2(a) or 2.6(a) the Trustee shall perform in accordance with such directions of the Required Lenders to the extent that all actions the Trustee has taken to exercise any remedy with respect to the Collateral may be reversed or modified as so directed without undue difficulty.

            (c) Nothing in this Section 2.6 shall impair the right of the Trustee in its discretion to take or omit to take any action deemed proper by the Trustee and which action or omission is not inconsistent with any direction of the Requisite Lenders, subject to Section 2.6(b), or Required Lenders; provided, however, subject to Section 5.5(a), the Trustee shall not be under any obligation to take any action under Section 2 which is discretionary with the Trustee under the provisions hereof or under any Security Document unless so directed by the Requisite Lenders or Required Lenders as provided herein.

            Section 2.7. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute.

            (b) No delay or omission of the Trustee to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof or an acquiescence therein; and every right, power and remedy given by this Agreement or any Security Document to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

            (c) In case the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Borrower, the Trustee and the Holders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Security Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

            (d) All rights of action and rights to assert claims upon or under this Agreement and the Security Documents may be enforced by the Trustee without the possession of any Debt Instrument or the production thereof in any trial or other proceeding relative thereto.

            Section 2.8. Waiver of Certain Rights. The Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshalling of the Trust Estate upon any sale, whether made under any power of sale

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

granted hereunder or under the Security Documents, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or the Security Documents and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.

            Section 2.9. Borrower s and Trustee's Rights as to Collateral; Limitation on Trustee's Duties in Respect of Collateral. So long as no Notice of Actionable Default shall have been received by the Trustee (or if received, shall have been withdrawn in accordance with the provisions hereof), the Borrower shall be entitled to exercise all rights, powers, privileges and remedies in respect of the Collateral, in each case free and clear of any liens or encumbrance arising out of this Agreement, notwithstanding the grant of security provided for in this Agreement, subject, however, to the provisions of Section 3.1. After receipt by the Trustee of a Notice of Actionable Default and prior to withdrawal of such Notice in accordance with the provisions hereof, the Trustee shall be entitled to exercise all rights, powers, privileges and remedies of the Borrower in respect of the Collateral, including, without limitation, all rights, powers, privileges and remedies afforded to the Borrower pursuant to the terms of the Mortgages and the Notes.

            (b) Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Borrower and the Holders for moneys received by it hereunder, the Trustee shall not have any duty to the Borrower or the Holders as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Trustee or an agent or nominee of the Trustee maintains possession or control of any of the Collateral or the Security Documents, the Trustee shall, or shall instruct such agent or nominee to, grant the Borrower the access to such Collateral or Security Documents which the Borrower requires for the conduct of its business so long as the Trustee shall not have received a Notice of Actionable Default.

            Section 2.10.  Limitation by Law.  All the provisions of this
Section 2 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

            Section 2.11. Absolute Rights of Holders. Notwithstanding any other provision of this Agreement or any provision of any Security Document, the right of each Holder, which is absolute and unconditional, to receive payments of the Secured Debt held by such Holder as therein expressed, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in, and to otherwise exercise any right (other than the right to enforce the security interest in and lien on the Collateral, which shall in all circumstances be

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

exercisable only by the Trustee) it may have in connection with, a case under the Bankruptcy Code in which the Borrower is a debtor, or the obligation of the Borrower, which is also absolute and unconditional, to pay the Secured Debt owing by the Borrower to each Holder at the time and place expressed therein shall not be impaired or affected without the consent of such Holder.

            Section 2.12. Equal and Ratable Security. This Agreement and the Security Documents are intended to secure the unpaid principal of and accrued interest and premium, if any, on the Public Debt, together with all expenses, charges or other amounts arising under the Public Indenture, equally and ratably with all other indebtedness secured under this Agreement and the Security Documents to the extent required by the Public Indenture, and shall be construed and enforced to give effect to such intention.


                                 SECTION 3

                 COLLATERAL ACCOUNT; APPLICATION OF MONEYS

            Section 3.1. The Collateral Account. On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Corporate Trustee an account which shall be entitled the "RCPI Collateral Account" (herein called the "Collateral Account"). The Collateral Account shall be established and maintained by the Corporate Trustee at the office of its corporate trust department. All moneys paid with respect to the Collateral shall be deposited in the Collateral Account and thereafter shall be held and applied by the Corporate Trustee in accordance with the terms of this Agreement.

            Section 3.2. Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Corporate Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Corporate Trustee in accordance with the terms hereof.

            Section 3.3. Investment of Funds Deposited in Collateral Account. The Corporate Trustee shall invest and reinvest moneys on deposit in the Collateral Account as directed by the Borrower, so long as the Trustee has not received a Notice of Actionable Default, at any time in:

            (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition,

            (ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition,

            (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition,

            (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and

            (v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's;

provided, however, that if no investment directions are received the Trustee shall invest such moneys in such investments, to the extent such investments are available, in the order set forth above; provided, further, that the maximum amount of the funds held in the Collateral Account which may be invested in obligations of the types described in clauses (ii),
(iii), (iv) and (v) above of any one issuer shall not exceed the lesser of five percent (5.0%) of such funds or $10,000,000. All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Trust Estate.

            Section 3.4. Application of Moneys. (a) Prior to the occurrence and after the curing of a Payment Default all moneys received by the Trustee for deposit in the

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

Collateral Account pursuant to Section 3.1 shall be paid to the Borrower on the date received by the Trustee if practicable, and otherwise on the next Business Day.

            (b) Subject to Section 3.1 and Section 3.5 hereof, after the occurrence and during the continuance of a Payment Default or an Actionable Default all moneys held by the Corporate Trustee in the Collateral Account shall, to the extent available for distribution, be distributed (or, in the case of moneys to be distributed to the Holders of Public Debt, deposited in a separate account for the benefit of the Public Trustee pursuant to
Section 3.5, if applicable) by the Corporate Trustee as follows:

            FIRST: To the Trustee in an amount equal to the unpaid Trustee's Fees, and to any Secured Party which has theretofore advanced or paid any such Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party;

            SECOND: Provided the Trustee has not received a Notice of Actionable Default, to the Holders of Secured Debt with respect to which a Payment Default has occurred and is continuing, in an amount equal to the amount of such Payment Default and, in case such moneys shall be insufficient to pay in full such amount, then to the payment of such amount ratably (without priority of any one over any other) to each such Holder in proportion to the amount thereof;

            THIRD: To the Secured Parties in an amount equal to the costs and expenses of and any other amounts due to the Secured Parties and their representatives not otherwise referred to in this Section 3.4(b) which are payable by the Borrower to the Secured Parties under the relevant Debt Instrument, and, in case such moneys shall be insufficient to pay in full such costs and expenses and other amounts, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof;

            FOURTH: To the Secured Parties in an amount equal to the unpaid interest on the Secured Debt whether or not then due and payable, and, in case such moneys shall be insufficient to pay in full such interest, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof;

            FIFTH: To the Secured Parties in an amount equal to the unpaid principal of, and all premium on, the Secured Debt whether or not then due and payable, and, in case such moneys shall be insufficient to pay in full such principal and premium, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof; and

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


            SIXTH: Any surplus then remaining shall be paid to the Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

            (c) The term "unpaid" as used in such clause FIRST, FOURTH and FIFTH of subsection (b) shall mean all amounts of outstanding Trustee's Fees and Secured Debt as to which prior distributions (whether actually distributed or set aside pursuant to Section 3.5) have not been made, or if made, have subsequently been recovered from the recipient thereof.

            Section 3.5. Application of Moneys Distributable to Holders of Public Debt. If at any time any moneys collected or received by the Trustee pursuant to this Agreement or any of the Security Documents are distributable pursuant to Section 3.4(b) of this Agreement to the Public Trustee, and if the Public Trustee shall notify the Trustee that no provision is made under the Public Indenture (i) for the application by the Public Trustee of such amounts so distributable (whether by virtue of the Secured Debt issued under the Public Indenture not having become due and payable or otherwise), or (ii) for the receipt and the holding by the Public Trustee of such amounts pending the application thereof, then the Corporate Trustee shall invest such amounts in obligations of the kinds referred to in Section 3.3(i) of this Agreement having maturities of ninety
(90) days or less, and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Public Trustee (in its capacity as trustee) and for no other purpose until such time as the Public Trustee shall request the delivery thereof by the Trustee to the Public Trustee for application by it pursuant to the Public Indenture.


                                 SECTION 4

                          AGREEMENTS WITH TRUSTEE

            Section 4.1. Delivery of Debt Instruments. On the date hereof, the Borrower will deliver to the Trustee true and complete copies of the New Agreements and the Public Indenture. The Borrower agrees that, promptly upon the execution thereof, the Borrower will deliver to the Trustee a true and complete copy of any and all amendments, modifications or supplements to any New Agreement or the Public Indenture entered into by the Borrower subsequent to the date hereof.

            Section 4.2. Information as to Holders. The Borrower agrees that it shall deliver to the Trustee by December 1 in each year and from time to time within 10 days of a request by the Trustee, a list setting forth (i) the aggregate principal amount outstanding under the Public Indenture and any New Indenture, (ii) the interest rates then in effect under the Public Indenture and each New Indenture, (iii) with respect to any New Private Debt, to the extent known to the Borrower, the names of the Holders thereof and the aggregate any outstanding amount of any New Private Debt, and (iv) the names of the Public Trustee and any New Trustee. The Borrower will furnish to the Trustee on the date hereof a list setting forth the name and address of the Public Trustee, any New Trustee and the New Private Lenders, and the Borrower agrees to furnish promptly to the Trustee any changes or additions to such list.

            Section 4.3. Compensation and Expenses. The Borrower agrees to pay to the Trustee from time to time upon demand (i) reasonable compensation for its services hereunder and under the Security Documents and for administering the Trust Estate, and (ii) all of the fees, costs and expenses of the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Trustee elects to retain) (A) arising in connection with the preparation, execution, delivery, modification, or termination of this Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, or (B) incurred or required to be advanced in connection with the administration of this Agreement, the Security Documents and the Trust Estate, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of any security interest granted pursuant to the Security Documents and the Trustee's rights under this Agreement and in and to the Collateral and the Trust Estate. As security for such payment, the Trustee shall have a lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Trustee as part of the Trust Estate.

            Section 4.4. Stamp and Other Similar Taxes. The Borrower agrees to indemnify and hold harmless the Trustee and each Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Trust Estate, or any Collateral. The obligations of the Borrower under this Section 4.4 shall survive the termination of the other provisions of this Agreement.

            Section 4.5. Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse the Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Security Document. The obligations of the Borrower under this Section 4.5 shall survive the termination of the other provisions of this Agreement.

            Section 4.6. Indemnification. (a) The Borrower agrees to pay, indemnify and hold the Trustee harmless from and against any and all liabilities, obligations, losses,

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

damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Trust Estate and the Security Documents, unless arising from the negligence or willful misconduct of such of the Trustee. As security for such payment, the Trustee shall have a lien prior to the Secured Debt upon the Trust Estate.

            (b) In any suit, proceeding or action brought by the Trustee under or with respect to the Trust Estate for any sum owing thereunder, or to enforce any provisions thereof, or of any of the Security Documents or this Agreement, the Borrower will save, indemnify and keep the Trustee and the Holders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the Borrower of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Trustee or any Holder.

            (c) The agreements in this Section 4.6 shall survive the termination of the other provisions of this Agreement.

            Section 4.7. Further Assurances. At any time and from time to time, upon the written request of the Trustee, and at the expense of the Borrower, the Borrower will promptly execute and deliver any and all such further instruments and documents and take such further action as the Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements with respect to the liens and security interests granted thereby.


                                 SECTION 5

                                THE TRUSTEE

            Section 5.1. Acceptance of Trust. The Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Section 5.

            Section 5.2. Exculpatory Provisions. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Security Documents. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Borrower thereto or as to the security afforded by the Security Documents or this Agreement or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Security Document or of the Secured Debt secured hereby and thereby, and the Trustee shall incur no liability or responsibility in respect of any such matters. The Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the Trustee enters into possession of a part or all of the Trust Estate, the Trustee shall preserve the part in its possession.

            (b) The Trustee shall not be required to ascertain or inquire as to the performance by the Borrower of any of the covenants or agreements contained herein, in any Security Document or in any Debt Instrument. Whenever it is necessary or in the opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Debt then held by a Holder, the Trustee may rely on a certificate of such Holder as to such amount.

            (c) The Trustee shall not be personally liable for any acts or omissions by it in accordance with this Agreement or any Security Document except for those arising out of or in connection with the Trustee's negligence or willful misconduct. Notwithstanding anything set forth herein to the contrary, the Trustee shall have a duty of reasonable care with respect to any Collateral delivered to the Trustee or its designated representatives that are in the Trustee's or its designated representatives' possession and control.

            Section 5.3. Delegation of Duties. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact, provided that the Trustee shall obtain a written acknowledgment from such agents, nominees or attorneys-in-fact that they shall be liable to the Holders for losses or damages incurred by any such Holder as a result of such agent's, nominee's or attorneys-in-fact negligence or willful misconduct as and to the extent the Trustee would be liable for such losses or damages if the actions or omissions of such agents, nominees or attorneys-in-fact constituting such negligence or willful misconduct had been actions or omissions of the Trustee. The Trustee shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without negligence or willful misconduct.

            Section 5.4. Reliance by Trustee. (a) Whenever in the administration of the trusts of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower in connection with the taking, suffering or omitting of any action hereunder by the Trustee, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of the Borrower delivered to the Trustee and such certificate shall be full warranty to the Trustee for any action taken, suffered or omitted in reliance thereon; subject, however, to the provisions of Section 5.5.

            (b) The Trustee may consult with counsel, accountants and other experts, and any opinion of independent counsel reasonably satisfactory to the Majority Holders, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

            (c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, including, for the purpose of identifying the Majority Holders, the Requisite Lenders, the Required Lenders, and the amounts of Secured Debt held by them, the information provided by the Borrower to the Trustee pursuant to Section 4.2 of this Agreement. In the absence of its negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement or any Security Document.

            (d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Agreement or any Security Document unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

            Section 5.5. Limitations on Duties of Trustee. (a) Prior to receipt of a Notice of an Actionable Default, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement or any Security Document against the Trustee. The Trustee shall, upon receipt of a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of
Section 2.1(b) hereof, (i)
exercise the rights and powers vested in it by this Agreement or by any Security Document, and the Trustee shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Requisite Lenders or Required Lenders pursuant to Section 2.2(a) or 2.6 of this Agreement or (ii) if the Trustee shall have initiated, or shall have received the written direction of the Requisite Lenders to initiate, the exercise of any remedy with respect to the Collateral, exercise such of the rights and powers vested in it by this Agreement or by any Security Document, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, notwithstanding any provision to the contrary contained herein or in any Security Document. Notwithstanding the foregoing, the Trustee shall follow written instructions of the Required Lenders, if any are received, as to the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or for the taking of any other action authorized by Section 2.

            (b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take an action which is discretionary with the Trustee under the provisions hereof or under any Security Document. The Trustee shall furnish to each New Private Lender, any New Trustee and the Public Trustee promptly upon receipt thereof, a copy of each certificate or other paper furnished to the Trustee by the Borrower under or in respect of this Agreement, any Security Document or any of the Trust Estate, unless by the express terms of any Security Document a copy of the same is required to be furnished by some other Person directly to the New Private Lenders, any New Trustee and the Public Trustee, or the Trustee shall have determined that the same has already been so furnished.

            Section 5.6. Moneys to Be Held in Trust. All moneys received by the Trustee under or pursuant to any provision of this Agreement or any Security Document shall be held in trust for the purposes for which they were paid or are held.

            Section 5.7. Resignation and Removal of the Trustee. (a) The Corporate Trustee or the Individual Trustee may at any time, by giving thirty (30) days' prior written notice to the Borrower, the New Private Lenders, any New Trustee and the Public Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Borrower and the acceptance of such appointment by such successor trustee or trustees. The Corporate Trustee or the Individual Trustee may be removed at any time and a successor trustee appointed by the affirmative vote of the Majority Holders; provided that the Corporate Trustee and the Individual Trustee shall be entitled to its or his fees and expenses to the date of removal. If no successor trustee or trustees shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such removal, the Corporate Trustee or the Individual Trustee, as applicable, shall, or any Holder may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees (which may be an individual or individuals) to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Majority Holders as above provided.

            (b) If at any time the Corporate Trustee or the Individual Trustee shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Corporate Trustee or the Individual Trustee for any other cause, a successor trustee or trustees may be appointed by the Borrower, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than the appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Borrower, and filed for record in each public office, if any, in which this Agreement is required to be filed.

            (c) The appointment and designation referred to in Section 5.7(b) of this Agreement shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor or trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Majority Holders, the Borrower, or its or their successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from the Borrower be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be so executed, acknowledged and delivered.

            (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the

Borrower. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Section 5 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Borrower, wherever this Agreement is recorded, registered and filed.

            Section 5.8. Status of Successors to the Corporate Trustee. Every successor to the Corporate Trustee appointed pursuant to Section 5.7 of this Agreement and every corporation resulting from a merger or consolidation pursuant to Section 5.9 of this Agreement shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000.

            Section 5.9. Merger of the Corporate Trustee. Any corporation into which the Corporate Trustee shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

            Section 5.10. Additional Co-Trustees; Separate Trustees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Holders, or the Majority Holders shall in writing so request, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Borrower shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Borrower either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Borrower shall not have joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section 5.10 without the concurrence of the Borrower, and the Borrower hereby irrevocably appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 5.10 in either of such contingencies.

            (b) Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Bankers Trust Company or Gary R. Vaughan, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

            (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Corporate Trustee, or its successors as Corporate Trustee hereunder;

            (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

            (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Trustee, anything herein contained to the contrary notwithstanding;

            (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (v) the Borrower and the Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Borrower and the Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Borrower shall not have joined in the execution of any such instrument within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Borrower, the Borrower hereby irrevocably appointing the Trustee its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trust or co-trustee to be appointed by the Borrower and the Trustee, or by the Trustee alone, as hereinabove provided in this Section 5.10.


                                 SECTION 6

                           RELEASE OF COLLATERAL

            Section 6.1. Condition to Release. (a) Subject to Section 6.1(b), all the Collateral shall be released on the earlier of:

            (i) the date on which (A) all obligations owing by the Borrower under the New Agreements shall have been satisfied and (B) accrued and unpaid Trustee's Fees shall have been paid in full; or

            (ii) the date on which (A) the Borrower shall have received written instructions from the Holders of 100% of the outstanding principal amount of New Lender Debt instructing the Borrower to direct the Trustee to release the Collateral, and (B) accrued and unpaid Trustee's Fees shall have been paid in full.

            (b) On the dates referred to in clauses 6.1(a)(i) and 6.l(a)(ii) above, the Collateral shall not be released unless and until the Borrower would not be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or the Public Indenture after, or as a result of, the release of the Collateral.

            Section 6.2. Procedure for Release. (a) Upon the occurrence of the event specified in Section 6.l(a)(i)(A), the Trustee shall forthwith send written notice thereof to the Public Trustee, any New Trustee and the New Private Lenders and shall release the Collateral in accordance with
Section 6.3. Upon the occurrence of the events specified in Section 6.1(a)(ii)(A), the Borrower shall deliver a Discharge Notice to the Trustee (with a copy thereof to the Public Trustee, any New Trustee and the New Private Lenders). If, within thirty (30) days after receipt by the Trustee of a Discharge Notice certifying that the event set forth in Section 6.1(a)(ii)(A) of this Agreement has occurred, the Trustee shall not have received a certificate in writing from the Public Trustee, any New Trustee or any New Private Lender stating that it believes in good faith, and stating the basis therefor, that one of the following statements is true:

            (i) the event specified in such Discharge Notice has not occurred, or

            (ii) the Borrower would be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or in the Public Indenture after, or as a result of, the release of the Collateral, then the Trustee shall, to the extent requested by the Borrower, take the actions set forth in Section 6.3.

            (b) If the Trustee receives a certificate to the effect set forth in Section 6.2(a) within the period therein specified, the Collateral will not be released, and the Trustee will not take any actions requested of it by the Borrower until such certificate shall be withdrawn in writing by the entity which shall have delivered the same to the Trustee, or the Trustee shall have received a final order of a court of competent jurisdiction either directing it to release the Collateral or determining that the conditions to the release of the Collateral specified in Section
6.1 have been satisfied.

            Section 6.3. Effective Time of Release. (a) The release of Collateral shall be effective (i) upon the expiration of fifteen days following the date of notice from the Trustee pursuant to the first sentence of Section 6.2(a), upon the occurrence of the event specified in
Section 6.1(a)(i)(A) and payment in full of accrued and unpaid Trustee's Fees or (ii) upon the expiration of thirty (30) days following receipt by the Trustee of a Discharge Notice and upon payment in full of accrued and unpaid Trustee's Fees, unless, prior to the expiration of such thirty (30) day period, the Trustee shall have received a certificate in writing from the Public Trustee, any New Trustee or any New Private Lender to the effect set forth in Section 6.2(a), in which event the release of Collateral shall not be effective until the date on which any of the events set forth in
Section 6.2(b) shall occur.

            (b) Upon the effectiveness of the release of the Collateral, all right, title and interest of the Trustee in, to and under the Trust Estate, the Collateral and the Security Documents shall terminate and shall revert to the Borrower or its successors and assigns, and the estate, right, title and interest of the Trustee therein shall thereupon cease and determine, and in such case, upon the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Trustee shall execute a satisfaction of the Security Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Security Documents and the security interests and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Borrower, all property, including all moneys, instruments and securities of the Borrower then held by the Trustee. The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

            Section 6.4. Release of Certain Collateral. To the extent that the security interest in any Collateral granted pursuant to any of the Security Documents is terminated or released in accordance with the terms thereof upon the sale, transfer or other disposition of any part of the Collateral as permitted by such Security Document, all right, title and interest of the Trustee in, to and under such Collateral shall thereupon cease and determine. Following such request, instructions or other termination or release, Trustee shall, upon the written request of the Borrower or its successors or assigns and at the cost and expense of the Borrower or its successors or assigns, execute such instruments and take such other actions as are necessary or desirable to terminate any such security interest and otherwise to effectuate the release of the specified portions of the Collateral from the lien of such security interest. Such termination and release shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.


                                 SECTION 7

                               MISCELLANEOUS

            Section 7.1.  Amendments, Supplements and Waivers.  (a)
Subject to Section 7.1(b), with the prior written consent of the Holders of 100% of the outstanding principal amount of New Lender Debt, the Trustee and the Borrower may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Security Documents or amending the definition of any capitalized term used herein or therein, as such capitalized term is used herein or therein, or changing in any manner the rights of the Trustee, the Holders or the Borrower hereunder or thereunder; provided, however, that no such supplemental agreement shall:

            (i) amend, modify or waive any provision of this Section 7.1 without the written consent of each Holder,

            (ii) reduce the percentage specified in the definition of Majority Holders or Requisite New Lenders without the written consent of all the New Lenders,

            (iii) result in a breach of a provision or covenant contained in the Public Indenture providing for the securing of indebtedness thereunder equally and ratably with other indebtedness or obligations of the Borrower or any of its subsidiaries,

            (iv) amend, modify or waive any provision of Section 3.4 of this Agreement or the definition of the term "Secured Debt" without the written consent of any Secured Party whose rights would be adversely affected thereby, or

            (v) amend, modify or waive any provision of this Agreement or any Security Document so as to adversely affect any of the Trustee's rights, immunities or indemnities hereunder or thereunder or enlarge its duties hereunder or thereunder, without the written consent of the Trustee.

Any such supplemental agreement shall be binding upon the Borrower, the Holders and the Trustee and their respective successors and assigns. The Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate signed by the chief financial officer of the Borrower to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Public Indenture.

            (b) Without the consent of the Holders, the Borrower and the Trustee, at any time and from time to time, may enter into additional Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Trustee,

            (i) to add to the covenants of the Borrower for the benefit of the Holders;

            (ii) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the Secured Debt pursuant to any Security Document; or

            (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein; provided, however, that any such action contemplated in this clause (iii) shall not adversely affect the interests of any Holder in any material manner.

            Section 7.2. Notices. Except as otherwise expressly provided herein, all notices and other communications shall be given to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                  if to the Borrower:

                  Rockefeller Center Properties, Inc.

                  1270 Avenue of the Americas
                  New York, New York  10020
                  Attention:  Secretary
                  Telecopy No.:  (212) 698-1453

                  if to the Corporate Trustee and the Individual Trustee:
                  Bankers Trust Company
                  Four Albany Street
                  New York, New York  10015
                  Attention:  RCPI Collateral Trust
                  Telecopy No.:  (714) 253-7577

                  if to the Public Trustee, any New Trustee or any New Private Lender: to it at the address specified from time to time in the list provided by the Borrower to the Trustee.

All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecommunications device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five (5) Business Days after its deposit in the mail, first class or air postage prepaid, or in the case of notice by such a telecommunications device, when properly transmitted or in the case of notice by publication, when such notice appears in such publication; provided, however, that any notice, request, demand or other communication to the Trustee shall not be effective until received.

            Section 7.3. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            Section 7.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, provided that this Agreement shall be construed so as to give effect to the intention expressed in Section 2.12 hereof.

            Section 7.5. Treatment of Payee or Indorsee by Trustee; Acknowledgment of Intercreditor Agreement. (a) The Trustee may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

            (b) Any Person which shall be designated as the duly authorized representative of one or more Holders of Secured Debt to act as such in connection with any matters pertaining to this Agreement or any Security Document or the Collateral shall present to the Trustee such documents, including, without limitation, opinions of counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Holders.

            (c) The Trustee acknowledges receipt of the Intercreditor Agreement dated as of December 18, 1994 between Goldman Sachs Mortgage Company and Whitehall Street Real Estate Limited Partnership V and the rights of the parties thereunder including, without limitation, the rights of subrogation pursuant to Paragraph 6 thereof.

            Section 7.6. Dealings with the Borrower. (a) Upon any application or demand by the Borrower to the Trustee to take or permit any action under any of the provisions of this Agreement or any Security Document, the Borrower shall furnish to the Trustee a certificate signed by a Responsible Officer of the Borrower stating that all conditions precedent, if any, provided for in this Agreement or any Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Security Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

            (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of Responsible Officers of the Borrower delivered to the Trustee.

            Section 7.7. Claims Against the Trustee. Any claims or causes of action which the New Lenders, the Public Trustee, any other Holders of Secured Debt or the Borrower shall have against the Trustee shall survive the termination of this Agreement and the release of the Collateral hereunder.

            Section 7.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Holders and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, the Collateral or the Trust Estate.

            Section 7.9. Conflict with Other Agreements. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Security Documents, the provisions of this Agreement shall control.

            Section 7.10. Powers of Individual Trustee. The Individual Trustee has been joined as a party hereunder for purposes of acting as mortgagee or beneficiary, as the case may be, with respect to the mortgages assigned pursuant to the Security Agreement and so that if, by any present or future law in any jurisdiction in which it may be necessary to perform any act in the execution of the trust hereby created, the Corporate Trustee may be deemed incompetent or unqualified to act as such Corporate Trustee, then all the acts required to be performed in such jurisdiction, in the execution of the trusts hereby created, shall and will be performed by the Individual Trustee, acting alone. Therefore, notwithstanding any other term or provision hereof to the contrary, the Corporate Trustee alone shall have and shall exercise the rights and powers granted herein, except, however, with respect to the mortgages assigned pursuant to the Security Agreement and shall be solely charged with the performance of the duties herein declared on the part of the Trustees, or either of them, to be had and exercised or to be performed, provided, however, that if the Corporate Trustee deems it necessary for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and shall exercise the rights and powers granted herein and shall be charged with the performance of the duties herein declared on the part of the Trustees, or either of them, to be had and exercised or to be performed, but only in such particular jurisdiction.

            Section 7.11. Streit Act. In acting under this Agreement the Trustee shall comply with Article 4-A of the New York Real Property Law ("NYRPL"), to the extent applicable. If any provision of this Agreement shall conflict with any applicable provision of Article 4-A of the NYRPL, the applicable provision of said Article 4-A shall control.

            Section 7.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 7.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


      ROCKEFELLER CENTER PROPERTIES, INC.


      By



            Richard M. Scarlata
            President

Attest:


By:



      Name:
      Title:


[CORPORATE SEAL]



                        BANKERS TRUST COMPANY


                        By



                              Name:
                              Title:

Attest:


By


      Name:
      Title:


[CORPORATE SEAL]


                        GARY R. VAUGHAN

STATE OF NEW YORK       }
COUNTY OF NEW YORK      }  ss:


            On this   day of December, 1994 before me personally came
Richard M. Scarlata and ________________to me personally known and known to me to be the persons described in and who executed the foregoing instrument as President and_______________ respectively, of ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation, who, being by me duly sworn, did depose and say that they reside at
and                                    , respectively; that they are
President and                 , respectively, of ROCKEFELLER CENTER
PROPERTIES, INC., one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that they signed their names thereto by like order, and that they acknowledged said instrument to be the free act and deed of said corporation.



                  Notary Public


                              County,


[SEAL]

      My commission expires:

STATE OF NEW YORK       }
COUNTY OF NEW YORK      }  ss:



      On this          day of December, 1994 before me personally came
            , to me personally known and known to me to be the person described in and who executed the foregoing instrument as _________________ of Bankers Trust Company, a New York banking corporation, who, being by me duly sworn, did depose and say that he resides at
                         ; that he is
of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation pursuant to its by-laws; that he signed his name thereto by like authority, and that he acknowledged said instrument to be the free act and deed of said corporation.




                  Notary Public


                           County,


[SEAL]

      My commission expires:

STATE OF NEW YORK       }
COUNTY OF NEW YORK      }  ss:



            On this           day of December, 1994 before me personally
came          Gary R. Vaughan, to me personally known and known to me to be the person described in and who executed the foregoing instrument not in his individual capacity (except as otherwise expressly provided in this Agreement) but solely as trustee, who, being by me duly sworn, did depose
and say that he resides in              , and that he acknowledged said
instrument to be his free act and deed.




                  Notary Public


                             County,


[SEAL]

      My commission expires:

                  EXHIBIT A to Collateral Trust Agreement
____________________________________________________________________________

                          ASSIGNMENT OF MORTGAGES

                       Dated as of December 29, 1994

                                     by

                    ROCKEFELLER CENTER PROPERTIES, INC.

                                ("Assignor")

                                     to

                           Bankers Trust Company

                         (the "Corporate Trustee")

                                    and

                              Gary R. Vaughan

                         (the "Individual Trustee";
            and together with the Corporate Trustee, "Assignee")
___________________________________________________________________________
__

This Pledge and Assignment should be indexed against the following tax lots:

Parcel A-1: Block 1265 Lots 1001-1109     (30 Rockefeller Plaza and 1250
                                          Avenue of the Americas)
Parcel A-2: Block 1265, Lot 50            (610 Fifth Avenue and 620 Fifth
                                          Avenue)
Parcel A-3: Block 1265 Lot 40             (No street address)
Parcel A-4: Block 1265 Lot 8040           (No street address)
Parcel B:   Block 1266 Lot 1              (1270 Avenue of the Americas,
                                          50 Rockefeller Plaza and
                                          630 Fifth Avenue)
Parcel C:   Block 1264 Lot 5              (1230 Avenue of the Americas,
                                          10 Rockefeller Plaza and
                                          1 Rockefeller Plaza)
Parcel D:   Block 1265 Lot 71             (1256 Avenue of the Americas)
Parcel E-1: Block 1264 Part of Lot 30     (600 Fifth Avenue)
Parcel E-2: Block 1264 Part of Lot 30     (600 Fifth Avenue)
Parcel E-3: Block 1264 Part of Lot 30     (600 Fifth Avenue)















                                   D-A-1

                          ASSIGNMENT OF MORTGAGES


            THIS ASSIGNMENT OF MORTGAGES (this "Assignment") made as of the 29th day of December, 1994, by ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation having an office at 1270 Avenue of the Americas, New York, New York 10020 ("Assignor"), to Bankers Trust Company, a New York banking corporation having an office at Four Albany Street, New York, New York 10015 (the "Corporate Trustee") and Gary R. Vaughan, an individual having an office at c/o Bankers Trust Company, Four Albany Street, New York, New York 10015 (the "Individual Trustee", and, together with the Corporate Trustee, "Assignee") as trustees under that certain Collateral Trust Agreement, dated as of the date hereof, among Assignor and Assignee (the "Trust Agreement").

            NOW THEREFORE, in order to secure the payment of all Secured Debt (as defined in the Trust Agreement) of Assignor, Assignor hereby assigns unto Assignee all of the Assignor's right, title and interest in and to all of those certain mortgages listed in Annex A hereto, each of which has been recorded in the office of the City Register of the County of New York and covers the land described in Annex B hereto and the appurtenances, easements and other rights pertaining to such land and the buildings, improvements and fixtures now or hereafter located or constructed thereon.

            TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns from and after the date hereof forever, SUBJECT, HOWEVER, to all of the terms, provisions and conditions of the Trust Agreement, including, but not limited to, reassignment to Assignor or its designee pursuant to Section 6 thereof.

            This Assignment shall be governed by the laws of the State of New York.

            IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first set forth above.

                                    ASSIGNOR

                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By:_________________________________
                                          Richard M. Scarlata
                                          President

















                                   D-A-2

                                  Annex A

                                 MORTGAGES


1. Mortgages 1 and 2 as consolidated affect Block 1264 - Lot 5 and 30, Block 1265 - Lots 40, 8040, 50, 1001-1109, 71 and Block 1266 - Lot 1

      MORTGAGE made by Rockefeller Center Inc. -to- Emigrant Savings Bank dated 10/1/75, recorded 10/1/75 in Reel 352 Page 231 to secure the sum of $50,000,000.00 and interest. (Mortgage tax paid:
      $625,000.00)

      ASSIGNMENT OF MORTGAGE
      MORTGAGE 1 was assigned by Emigrant Savings Bank -to- Rockefeller Center Properties Inc. by assignment dated 9/18/85, recorded 9/19/85, in Reel 962 Page 1808.

2. MORTGAGE made by Rock-Sinclair Inc. -to- Chase Manhattan Bank, N.A. dated 5/15/63, recorded 5/16/63 in Liber 6169 Page 6 to secure the sum of $9,000,000.00 and interest. (Mortgage tax paid: $45,000.00)

      ASSIGNMENT OF MORTGAGE
      MORTGAGE 2 was assigned by Chase Manhattan Bank, N.A. -to-
      Rockefeller Center Properties, Inc. by assignment dated 9/19/85, recorded 9/19/85, in Reel 962 Page 1802.

      Mortgage Consolidation and Spreader Agreement made by RCP Associates, Rockefeller Center Properties and Rockefeller Center Properties, Inc. dated 9/19/85 and recorded 12/19/85 in Reel 962 Page 1813. Consolidates mortgages recorded in Reel 352 Page 231 and Liber 6169 Mp. 6 to form a single mortgage lien of $44,839,996 and spread to cover Block 1265 Lot 1, Block 1266 Lot 1, Block 1264 Lot 5 and 30, Block 1265 Lots 1 and 71.

      Amended and Restated Consolidation and Security Agreement made by RCP Associates, Rockefeller Center Properties, Inc. dated 12/1/88 and recorded 12/21/88 in Reel 1510 Page 1049. Amends and restates mortgages recorded in Reel 352 Page 231 and Liber 6169 Page 6, as consolidated.

      Amendment to Consolidated Mortgage made by and between RCP Associates, Rockefeller Center Properties and Rockefeller Center Properties, Inc. dated 4/6/93 and recorded 5/5/93 in Reel 1967 Page 2102.
      Amends terms of Amended and Restated Consolidation and Security Agreement recorded in Reel 1510 Page 1049 and spreads lien of mortgages 1 and 2 as consolidated to cover "Pledged Development Rights".














                                   D-A-3

      Mortgages 1 and 2 as consolidated may be satisfied or assigned by:
      Rockefeller Center Properties Inc.

3. MORTGAGE made by RCP Associates and Rockefeller Center Properties -to- Rockefeller Center Properties Inc. dated 9/19/85 recorded 9/6/94 in Reel 2135 Page 1703 to secure the sum of $1,255,160,004.00 and interest. (Mortgage tax paid: $34,516900.00)

      Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 12/1/88 recorded 9/6/94 in Reel 2135 Page 1759. Amends and restates mortgage in Reel 2135 Page 1703 now due and owing in the principal amount of $1,255,160,004.00.

      Amendment to Amended and Restated mortgage made by and tween RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1868. Amends restated and amended mortgage in Reel 2135 Page 1759. Spreads lien to cover "Pledged Development Rights".

      Amendment to Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1892.

      Mortgage 3 may be satisfied or assigned by:
      Rockefeller Center Properties Inc.




































                                   D-A-4

                                  Annex B

                          Description of the Land


PARCEL A-1 (F/K/A Block 1265 Lot 1, N/K/A Block 1265 Lots 1001-1109)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of 49th Street and the easterly side of Avenue of the Americas;

running thence easterly along the northerly side of 49th Street 545 feet 0 inches to the westerly side of Rockefeller Plaza;

thence northerly along the westerly side of Rockefeller Plaza 200 feet 10 inches to the southerly side of 50th Street;
thence westerly along the southerly side of 50th Street 478 feet 6-1/2 inches;

thence southerly parallel with the easterly side of Avenue of the Americas 25 feet 4-1/2 inches;

thence westerly parallel with 50th Street and partly through a party wall 66 feet 5-1/2 inches to the easterly side of Avenue of the Americas;

thence southerly along the easterly side of Avenue of the Americas 175 feet 5-1/2 inches to the northerly side of 49th Street the point or place of BEGINNING.


PARCEL A-2 (Block 1265, Lot 50)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of manhattan, City, County and State of New York bounded and described as follows:

BEGINNING at the intersection of the northerly side of 49th Street and the westerly side of 5th Avenue;

running thence along the westerly side of 5th Avenue 200 feet 10 inches to the intersection of the westerly side of 5th Avenue and the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 315 feet 0 inches to the easterly side of Rockefeller Plaza;















                                   D-A-5
thence southerly along the easterly side of Rockefeller Plaza 200 feet 10 inches to the northerly side of 49th Street;

thence easterly along the northerly side of 49th Street 315 feet 0 inches to the westerly side of 5th Avenue to the point or place of BEGINNING.


PARCEL A-3 (block 1265 Lot 40)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the point (hereinafter, "Point A") on the southerly side of West 50th Street distant 545 feet easterly from the corner formed by the intersection of the easterly side of Avenue of the Americas with the southerly side of 50th Street;

thence southerly at right angles with West 50th Street, 200 feet 10 inches to a point at the northerly side of 49th Street (hereinafter, "Point B");

thence easterly along the northerly side of 49th Street, 60 feet to a point (hereinafter, "Point C");

thence northerly at right angles with West 49th Street 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 60 feet to the point or place of BEGINNING.

Which lies above a plane located an elevation at Point A of 65.87 feet, at Point B of 63.47 feet at Point C of 63.75 feet.

Elevations refer to the datum in use by the department of Highways, Borough of Manhattan, which is 2.75 feet above the U.S. Coast and Geodetic Survey datum of mean sea level at Sandy Hook.


PARCEL A-4 (Block 1265 Lot 8040)

ALL THAT certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:



















                                   D-A-6

BEGINNING at a point (hereinafter, "Point A") on the southerly side of West 50th Street distant 545 feet easterly from the corner formed by the intersection of the easterly side of Avenue of the Americas with the southerly side of 50th Street;

thence southerly at right angles with West 50th Street, 200 feet 10 inches to a point at the northerly side of 49th Street (hereinafter, "Point B");

thence easterly along the northerly side of 49th Street, 60 feet to a point (hereinafter, "Point C");

thence northerly at right angles with West 49th Street, 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 60 feet to the point or place of BEGINNING.

Which lies below a plane located at an elevation at Point A of 65.87 feet, at Point B of 63.47 feet and at Point C of 63.75 feet.

Elevations refer to the datum in use by the department of Highways, Borough of Manhattan, which is 2.75 feet above the U.S. Coast and Geodetic Survey datum of mean sea level at Sandy Hook.


PARCEL B (Block 1266 Lot 1)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, State and County of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of Fiftieth Street and the westerly side of Fifth Avenue;

running thence northerly along the westerly side of Fifth Avenue 200 feet 10 inches to the intersection of the westerly side of Fifth Avenue and the southerly side of Fifty-first Street;

thence Westerly along the southerly side of Fifty-first Street 920 feet to the intersection of the southerly side of Fifty-first Street and the easterly side of Sixth Avenue;

thence Southerly along the easterly side of Sixth Avenue, 200 feet 10 inches to the intersection of the easterly side of Sixth Avenue and the northerly side of Fiftieth Street; and thence Easterly along the northerly side of Fiftieth Street, 920 feet to the point or place of Beginning.

















                                   D-A-7

PARCEL C (Block 1264 Lot 5)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, State and County of New York, bounded and described as follows:

BEGINNING at a point on the north side of West 48th Street distant 200 feet westerly from the corner formed by the intersection of the north side of West 48th Street with the west side of Fifth Avenue; running thence Westerly along the north side of West 48th Street 720 feet to the corner formed by the intersection of the north side of West 48th Street with the east side of Avenue of the Americas, formerly named "Sixth Avenue"; running thence Northerly along the east side of Avenue of the Americas, 200 feet 10 inches to the corner formed by the intersection of the south side of West 49th Street with the east side of Avenue of the Americas; running thence Easterly along the south side of West 49th Street 695 feet to a point distant 225 feet westerly from the west side of Fifth Avenue;

thence Southerly parallel with Fifth Avenue and for part of the distance through a party wall 100 feet 5 inches;

thence Easterly parallel with West 49th Street, 25 feet;

thence Southerly parallel with Fifth Avenue, 100 feet 5 inches to the north side of West 48th Street at the place of Beginning.


PARCEL D (Block 1265 Lot 71)

ALL certain lot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the Southerly side of West 50th Street and Easterly side of Avenue of the Americas (formerly known as 6th Ave.);

thence Southerly along the Easterly side of Avenue of the Americas 25 feet 4 1/2 inches;

thence Easterly parallel with the Southerly side of West 50th Street and part of a distance through a party wall 66 feet 5 1/2 inches;
















                                   D-A-8
thence Northerly parallel with the Easterly side of Avenue of the Americas 25 feet 4 1/2 inches to the Southerly side of West 50th Street;

thence Westerly along the Southerly side of West 50th Street 66 feet 5 1/2 inches to point or place of Beginning.


PARCEL E-1

BEGINNING at a point on the southerly side of Forth-ninth Street, distance 161 feet 6 inches, westerly from the corner formed by the intersection of the southerly line of Forty-ninth Street with the westerly line of Fifth Avenue; and running thence southerly, 100 feet part of the way through the center of a party wall; thence westerly and parallel with Forty-ninth Street 22 feet; thence northerly and part of the way through the center of a party wall 100 feet to said southerly side of Forty-ninth Street; and thence easterly along said southerly side of Forty-ninth Street 22 feet to the point or place of Beginning.


PARCEL E-2

BEGINNING at a point on the southerly side of 49th Street distance 183 feet 6 inches westerly from the corner formed by the intersection of the westerly side of Fifth Avenue with the southerly side of 49th Street and running thence southerly parallel with Fifth Avenue and part of the way through the center of a party wall 100 feet; thence westerly parallel with 49th Street 16 feet 6 inches; thence northerly parallel with Fifth Avenue and part of the way through the center of a party wall, 100 feet to the southerly side of 49th Street, and thence easterly along the southerly side of 49th Street 16 feet 6 inches to the point or place of Beginning.


PARCEL E-3

BEGINNING at a point on the southerly side of 49th Street distance 200 feet westerly from the corner formed by the intersection of the southerly side of 49th Street and the westerly side of Fifth Avenue; running thence southerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the block; thence westerly along said center line of the block and parallel with 49th Street 25 feet; thence northerly again parallel with Fifth Avenue and part of the distance through another party wall 100 feet 5 inches to the southerly side of 49th Street; and thence easterly along the southerly side of 49th Street 25 feet to the point or place of Beginning.


















                                   D-A-9

STATE OF NEW YORK       )
                              ) ss.:
COUNTY OF NEW YORK      )


            On the 28th day of December, 1994, before personally came Richard M. Scarlata, to me known, who, being by me duly sworn, did depose and say that he resides at 2390 Palisade Avenue, Bronx, New York 10463; that he is the president of ROCKEFELLER CENTER PROPERTIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                    ___________________________________
                                          Notary Public















































                                   D-A-10

                  EXHIBIT B to Collateral Trust Agreement


                                                                     [Date]


RCP Associates
Rockefeller Center Properties
[Address]

Ladies and Gentlemen:

            Please be advised that pursuant to the Collateral Trust
Agreement dated as of _______________________
between_________________________ (the "Individual Trustee"), _________________
the "Trustee") and the undersigned, we have granted to the Trustee a security interest in the Mortgage Note dated as of September 19, 1985 in the principal amount of $1,255,160,004 and the Consolidated Note dated as of September 19, 1985 in the principal amount of $44,839,996, in each case made by you to the undersigned. Unless otherwise directed by the undersigned and the Corporate Trustee all payments by you on the Notes should be made to [Corporate Trustee] at _________________________.


                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By































                                   D-B-1

                  EXHIBIT C to Collateral Trust Agreement


                    Rockefeller Center Properties, Inc.
                        1270 Avenue of the Americas
                         New York, New York  10020

                                          December    , 1994

Lawyers Title Insurance Corporation
708 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

            Please be advised that as of the date hereof the undersigned has assigned all of its right, title and interest in and under the following Mortgagee Title Policies to the Trustee (as defined herein) pursuant and subject to that certain Collateral Trust Agreement (the "Trust Agreement"), dated as of the date hereof, among the undersigned, _________ (the "Corporate Trustee") and _______________, (the "Individual Trustee", and, together with the Corporate Trustee, the "Trustee"):


                  1. Title Policy No. 22215 issued by Lawyers Title Insurance Corporation on September 19, 1985 in the principal amount of $14,946,665.00.

                                    Very truly yours,


                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By:
                                          Richard M. Scarlata
                                          President

Receipt acknowledged:

LAWYERS TITLE INSURANCE CORPORATION


By:________________________________



















                                   D-C-1

                    Rockefeller Center Properties, Inc.
                        1270 Avenue of the Americas
                         New York, New York  10020

                                          December    , 19

Chicago Title Insurance Company
Ticor Title Guarantee Company
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

            Please be advised that as of the date hereof the undersigned has assigned all of its right, title and interest in and under the following Mortgagee Title Policies to the Trustee (as defined herein) pursuant and subject to that certain Collateral Trust Agreement (the "Trust Agreement"), dated as of the date hereof, among the undersigned, _________ (the "Corporate Trustee") and _______________, (the "Individual Trustee", and, together with the Corporate Trustee, the "Trustee"):

                  1. Title Policy No. 41-85-01028 issued by Ticor Title Guarantee Company on September 19, 1985 in the principal amount of $14,946,665.00.

                  2. Title Policy No. 8501-00147 issued by Chicago Title Insurance Company on September 19, 1985 in the principal amount of $14,946,666.00.

                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By:
                                          Richard M. Scarlata
                                          President
Receipt acknowledged:

Chicago Title Insurance Company


By:_________________________

Ticor Title Guarantee Company


















                                   D-C-3

By:__________________________




























































                                   D-C-4

                  EXHIBIT D to Collateral Trust Agreement


                                                                     [Date]


[Name and address of
institution holding
Escrow Account]

Ladies and Gentlemen:

      Please be advised that pursuant and subject to the Collateral Trust Agreement dated as of _________________________ between ______________________ (the "Trustee") and the undersigned, we have granted to the Trustee a security interest in that certain escrow account, [account title] account no. ___________________ held by you and established pursuant to the Loan Agreement dated as of September 19, 1985, as amended, among RCP Associates, Rockefeller Center Properties and the undersigned.



                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By



Acknowledged:

[Institution holding
Escrow Account]


By________________________

























                                   D-D-1

                  EXHIBIT E to Collateral Trust Agreement

                                                                     [Date]


[Name and address of
institution holding
Escrow Account]

Ladies and Gentlemen:

      Please be advised that pursuant and subject to the Collateral Trust Agreement dated as of _________________________ between ______________________ (the "Trustee") and the undersigned, we have granted to the Trustee a security interest in that certain escrow account, [account title] account no. ___________________ held by you and established pursuant to the Loan Agreement dated as of September 19, 1985, as amended, among RCP Associates, Rockefeller Center Properties and the undersigned.



                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By



Acknowledged:

[Institution holding
Escrow Account]


By________________________




























                                   D-E-1

                                 EXHIBIT E


       Form of Letter Agreements Relating to Title Insurance Policies

               [See EXHIBIT E to Collateral Trust Agreement
                       attached hereto as Exhibit D]

                                 EXHIBIT F







                       REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of December 29, 1994, by and among Rockefeller Center Properties, Inc., a Delaware corporation (the "Company"), Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC") and Whitehall Street Real Estate Limited Partnership V ("Whitehall").

                                  RECITALS

            WHEREAS, the Company, the lenders party thereto (the "Lenders") and GSMC, as Agent, have entered into a Loan Agreement (the "Loan Agreement"), dated as of December 18, 1994, providing for the making of certain loans by the Lenders (the "Loans") in the aggregate principal amount of $150,000,000 to be evidenced by certain floating rate notes, due 2000 (the "Notes", which term shall include any security issued by the Company pursuant to Section 5.09 of the Loan Agreement); and

            WHEREAS, the Company and Whitehall have entered into a Debenture Purchase Agreement (the "Debenture Purchase Agreement"), dated as of December 18, 1994, providing for the issuance by the Company and the purchase by Whitehall of Debentures (the "Debentures", which term shall include any security issued by the Company pursuant to Section 5.09 of the Debenture Purchase Agreement) in the aggregate principal amount of $75 million.

            WHEREAS, this Agreement is being entered into as a condition to the making of the Loans and the purchase of the Debentures of the Loan Agreement and Debenture Purchase Agreement to facilitate the resale by GSMC and Whitehall and their successors and assigns of the Notes and Debentures, respectively;

            NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


            1. Certain Definitions.

            1.1. As used in this Agreement, the following terms shall have the following respective meanings:

      (a) "Business Day" means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York or the State in which the principal corporate trust office of any trustee under an Indenture is located.

      (b) "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of December 29, 1994, from the Company to Bankers

Trust Company, as Corporate Trustee, and Gary Vaughan, as Individual
Trustee.

      (c) "Company" has the meaning specified in the first paragraph to this agreement.

      (d)   "Company Securities" has the meaning specified in Section
2.1(g).

      (e)   "Cut Back Notice" has the meaning specified in Section 2.1(d).

      (f) "Debenture Purchase Agreement" has the meaning specified in the Recitals.

      (g)   "Debentures" has the meaning specified in the Recitals.

      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (i) "Holders" means the holders from time to time of the Notes or Debentures.

      (j)   "Lender" has the meaning specified in the Recitals.

      (k)   "Loan Agreement" has the meaning specified in the Recitals.

      (l)   "Loans" has the meaning specified in the Recitals.

      (m)   "Notes" has the meaning specified in the Recitals.

      (n) "Piggy Back Registration Statement" has the meaning specified in Section 2.2.

      (o)   "Piggyback Registration Rights" has the meaning specified in
Section 2.2.

      (p) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering made pursuant to Section 2.1 or 2.2 of any of the Company's securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      (q)   "Registered Securities" has the meaning specified in Section
3.1.

      (r)   "Registration Demand" has the meaning specified in Section 2.1.

      (s) "Registration Statement" means any registration statement of the Company pursuant to Section 2.1 or 2.2 filed under the Securities Act that covers any of the Company's securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement.

      (t)   "Representative" has the meaning specified in Section 3.8.

      (u) "SAR Agreement" means the SAR Agreement dated as of December 18, 1994 between the Company and Chemical Bank, as agent.

      (v)   "SEC" means the Securities and Exchange Commission.

      (w)   "Securities Act" means the Securities Act of 1933, as amended.

      (x)   "Shelf Registration" has the meaning specified in Section
2.1(c)(i).

      (y)   "Shelf Registration Statement" has the meaning specified in
Section 2.1(c)(i).

      (z)   "60 Day Effective Date" has the meaning specified in Section
2.1(c)(i).

      (aa)  "Takedown" has the meaning specified in Section 2.1(c)(ii).

      (bb) "Warrant Agreement" means the Warrant Agreement dated as of December 18, 1994 between the Company and Chemical Bank, as agent.

            2.    Registration Rights.

            2.1. Demand Registration. (a) The Holders of (i) at least 5% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Notes or Debentures, as the case may be, pursuant to the provisions of this Section 2.1 or (ii) at least 1% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Notes or Debentures, as the case may be, pursuant to a Takedown under this Section
2.1 (each such request, a "Registration Demand"). A Registration Demand shall specify the principal amount of Notes or Debentures that each such Holder proposes to sell in the offering. If no Shelf Registration Statement (as defined in Section 2.1(c)(i) below) shall be effective as of the date of the Registration Demand, the demanding Holders may elect to have the Company register such Notes or Debentures in accordance with either Section 2.1(c)(i) or Section 2.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Notes or Debentures, as the case may be, pursuant to Section 2.1(c)(ii). The Holders of Notes and the Holders of Debentures may each make four Registration Demands pursuant to Sections 2.1(c)(i) and 2.1(d) and four Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 2.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with Section 3.3 and thereafter the Holders may make an unlimited number of Registration Demands for which such requesting Holders shall pay and bear all costs and expenses.

            (b) Upon receipt of a Registration Demand (other than for a Takedown), the Company shall give written notice thereof to all of the other Holders of Notes or Debentures, as the case may be, at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders of Notes or Debentures, as the case may be, shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Notes or Debentures, as the case may be, in such Registration Statement. Upon receipt of a Registration Demand that is a Takedown, a Representative of such selling holders shall give written notice thereof to all of the Holders of Notes or Debentures, as the case may be, at least three Business Days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other such Holders shall have the right, within one Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Notes or Debentures, as the case may be, in such Registration Statement.

            (c) (i) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Notes or Debentures pursuant to this Section 2.2(c)(i), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all of the Notes or Debentures, as the case may be, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"). The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 60 calendar days after the filing (the "60 Day Effective Date") and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of (x) the third anniversary of the Registration Demand and (y) notification by all of the requesting Holders that such Holders have sold all of the Notes or Debentures, as the case may be, owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein

(x) as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment (but excluding any periodic reports required to be filed with the SEC under the Exchange Act) so that such Holders through the Representative(s) have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

            (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders of Notes or Debentures pursuant to which such Holder is deemed to have elected to register Notes or Debentures pursuant to an existing Shelf Registration Statement (a "Takedown"), the Company shall file a Prospectus or any necessary supplement to a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action that necessitates the Company's participation is required to effect a sale of Notes or Debentures, as the case may be, pursuant to an effective Shelf Registration Statement, each selling holder agrees to provide the Company with at least three Business Days' notice of its intention to sell Notes or Debentures pursuant to the Shelf Registration Statement; provided, however, that the Company shall have the right to postpone any such sale for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would, in connection with such sale, be required to disclose in such Registration Statement (or any prospectus supplement to be used in connection therewith) information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company.

            (d) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Notes or Debentures pursuant to this Section 2.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of such Notes or Debentures in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Notes or Debentures, as the case may be, of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 2.1(a) and 2.1(b); provided, however, that, if the requested registration involves an underwritten offering, the Notes or Debentures, as the case may be, to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to Section 2.1(g).

            The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Notes or Debentures, as the case may be, for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

            (e) The Representative(s) shall determine the method of distribution of Notes or Debentures pursuant to a Registration Demand.

            (f) If a Registration Demand involves an underwritten offering, Goldman, Sachs & Co. shall be the managing underwriter for such offering unless Goldman, Sachs & Co. declines such engagement, in which event, the Representative(s) shall select the managing underwriter; provided that such managing underwriter so selected shall be reasonably satisfactory to the Company.

            (g) In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Securities"), the provisions of this
Section 2.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the principal amount of Company Securities and the principal amount of Notes or Debentures, as the case may be that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the number of Company Securities and Notes or Debentures, as the case may be, requested to be registered shall be reduced in the following order until the principal amount of securities to be registered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Company Securities and second, the Notes or Debentures, as the case may be, in proportion to the respective principal amount of Notes or Debentures, as the case may be, that each Holder has requested to be registered.

            (h) No Registration Demand relating to Notes or Debentures (other than a Takedown) may be made until the expiration of six months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior Registration Demand relating to Notes or Debentures, respectively.

            (i) The Company shall not be obligated to file a Registration Statement relating to any Registration Demand (other than a Takedown) unless the requests by the Holders for such registration cover 5% or more of aggregate principal amount of Notes or Debentures, as the case may be, then outstanding.

            2.2. Piggyback Registration Rights. (a) If the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any debt securities of the Company, the Company shall give written notice to all the Holders of Notes and Debentures at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Notes or Debentures in such Registration Statement ("Piggyback Registration Rights").

            (b) In the event that the proposed offering is an underwritten offering covering debt securities to be offered for the account of Company Securities, the provisions of this Section 2.2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate principal amount of Company Securities and the principal amount of Notes or Debentures that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the principal amount of Company Securities, Notes and Debentures requested to be registered shall be reduced in the following order until the principal amount of securities to be offered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Notes and Debentures in proportion to the respective principal amount of Notes and Debentures that each Holder has requested to be registered and second, the Company Securities.

            (c) The provisions of this Section 2.2 shall not be applicable in connection with (i) a registration statement filed by the Company pursuant to Section 2.1 or (ii) a transaction in which a registration statement is filed by the Company on Form S-4 or any successor forms.

            2.3.  Company's Ability to Postpone Registration Rights.
(a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand Registration for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company; provided, however, that such 90-day period shall be deducted from the six-month interval allowed between Registration Demands pursuant to Section 2.1(h).

            (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback Registration Rights, the Board of Directors of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Notes or Debentures of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Notes or Debentures of Holders requesting inclusion in such registration.

            (c) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 2.3, specifying the reasons therefor.

            2.4. Holder Withdrawal Rights. The Company shall withdraw from registration any Notes and Debentures on request of a Holder thereof; provided that, in the case of a Registration Demand under Section 2.1, a Demand Registration shall be deemed to have been made for the purpose of the number of such Demands permitted to be made under Section 2.1(a) if the Company shall have incurred $50,000 in expenses relating to such Demand Registration at such time as such Holder makes such withdrawal. The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Notes and/or Debentures by a Holder, the principal amount of Notes and Debentures remaining subject to such Registration Statement is less than 5% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding, unless
(i) the Company is also registering securities on such Registration Statement for its own account or (ii) if such Registration Statement relates to securities other than for the account of the Company.


            3.    Registration Procedures.

            3.1. Covenants of the Company Applicable to All Registration Statements. This Section 3.1 applies to all Registration Statements filed by the Company and referred to in Section 2.1 or 2.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder of Notes or Debentures participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

            (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC,
      (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information,
      (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by
      Section 3.1(i) cease to be true and correct and (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

            (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity to comment prior to its being filed with the SEC any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus but excluding any periodic reports required to be filed with the SEC pursuant to the Exchange Act).

            (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

            (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

            (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to
      Section 3.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

            (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

            (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration Statement not then listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on any national securities exchange if, in either case, so requested by (i) Whitehall with respect to the Debentures for so long as it is a holder of Debentures or (ii) GSMC with respect to the Notes for so long as it is a holder of Notes, or if requested by the managing underwriter.

            (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

            (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Notes or Debentures, as the case may be; the absence of material legal or governmental proceedings involving the Company; the absence of a breach by the Company of, or a default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Notes or Debentures as the case may be; the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities Act; the security interest created by the Collateral Trust Agreement and a statement that, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the

Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporate by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

                  In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" of, or shall have a "conflict of interest" with, the Company (each such term as defined in Schedule E to the By-Laws of the National Association of Securities Dealers ("NASD")), and such broker-dealer shall underwrite debt securities of the Company or participate as a member of an underwriting syndicate or selling group or otherwise "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the
      NASD) thereof, whether as a holder of such debt securities of the Company or as an underwriter, a placement or sales agent or a broker or dealer in respect of such debt securities or otherwise, the Company shall assist such broker-dealer, in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such debt securities to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the maximum public offering price of such debt securities, (2) paying the fees and expenses of any such qualified independent underwriter and indemnifying the qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 3.4 hereof, and
      (3) providing to such broker-dealer such information concerning the Company and its affiliates, officers, directors, employees and securityholders as may be required in order for such broker-dealer to comply with the requirements of Schedule E to the NASD Bylaws and
      Section 44 of the Rules of Fair Practice.

            (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

            (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.9, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

            (m) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 3.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

            (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Notes or Debentures, as the case may be, upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law).

            (o) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

            (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

            (q) (i) Prior to or at the time the Registration Statement becomes effective, the Company will prepare and qualify a trust indenture relating to the Notes or Debentures, as the case may be (an "Indenture"), under the Trust Indenture Act of 1939. In the event that any modification or amendment to such Indenture is required by such Act or the rules and regulations thereunder or by the staff of the SEC in order so to qualify the Indenture, the Company shall without delay solicit consents of holders (as defined in such Indenture) in the manner and with the effect provided by such Indenture, pursuant to which such holders shall be asked to consent to such modifications or amendments, but only such modifications or amendments, as shall be so required. In connection with any such solicitation, the Company shall recommend that Holders of Notes or Debentures, as the case may be, consent to such modifications or amendments. Notwithstanding the foregoing, in the event that such modifications or amendments may be effected without the consent of such Holders pursuant to the applicable provisions of the Indenture, the Company shall use its best efforts to effect such modifications or amendments without such consent.

                  (ii)  In the event that any such amendment or
      modification involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.


            3.2. Covenants of the Selling Holders. (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings.

            (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of

Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by
Section 3.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

            (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

            (d) Each selling holder agrees to provide the Company, upon receipt of its request, with such information about the selling holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

            3.3. Registration Expenses. (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to
Section 2.1 or 2.2, including, without limitation:

            (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

            (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

            (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 3.3(b);

            (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

            (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 3.1(g) and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey; and

            (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 3.1(h).

            (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Representative(s) and shall be reasonably satisfactory to the Company.

            (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

            3.4. Indemnification. (a) In connection with each registration pursuant to Section 2.1 or 2.2, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of
Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the selling holders and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to any selling holder or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such selling holder or underwriter or agent, respectively, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) The obligations of the Company under Section 3.4(a) and of the selling holders under Section 3.4(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, provided that the indemnified party shall be entitled to participate in the defense of such action with counsel chosen by it, the fees and expenses of which, subject to the next sentence, shall be paid by the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for
(i) the Company, its officer, directors and controlling persons as a group,
(ii) the selling holders and their controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            3.5. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 3 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering) and (ii) each of the selling holders and the Company is responsible for an equal portion of the balance.

            (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

            3.6. Representations, Warranties and Indemnities to Survive. The indemnity and contribution agreements contained in this Section 3 and the representations and warranties of the Company referred to in
Section 3.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement,
(ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

            3.7. Rule 144. The Company covenants that it will continue to file the reports required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Debentures or Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes or Debentures, as the case may be, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Notes or Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            3.8. Participation in Underwritten Offerings. No Holder of Notes or Debentures may participate in any underwritten offering hereunder unless:

            (a) Such Holder executes a power of attorney appointing one or more (up to three) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the Notes or Debentures, as the case may be, proposed to be sold by all selling holders. Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

            (b) Such Holder directly through its Representative enters into an underwriting agreement with the Company, the other selling holders, any selling securityholders and the underwriters, which underwriting agreement shall comply with the provisions of this
      Section 3.

            (c) Such Holder executes all questionnaires and other documents required by the underwriting agreement to be executed by such Holder.

            3.9. Lock-Up Agreements. (a) The Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company, in the case of any registration pursuant to Section 2.1, for a period of 90 days from the effective date of any Registration Statement.

            (b) Each Holder whose Notes and/or Debentures are covered by a Registration Statement filed pursuant to Section 2.1 or 2.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (except such Notes and/or Debentures covered by such Registration Statement) for a period of 90 days from the effective date of any Registration Statement.

            (c) The lock-up agreements set forth in Sections 3.9(a) and 3.9(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.

            4.    Miscellaneous.

            4.1. No Inconsistent Agreements. The Company covenants and agrees that it shall not grant registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Agreement. The Company is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any person, other than the Warrant Agreement and the Stock Appreciation Rights Agreement.

            4.2. Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

            4.3. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 1270 Avenue of the Americas, New York, New York 10020, Attention: Secretary; if to GSMC, to it at 85 Broad Street, New York, New York 10004; if to Whitehall, to it at 85 Broad Street, New York, New York 10004; and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            4.4. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any holder of Notes or Debentures shall acquire Notes or Debentures, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Notes or Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes or Debentures such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Notes or Debentures subject to all of the terms hereof.

            4.5. Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Notes or Debentures, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Notes and Debentures pursuant to the Loan Agreement and Debenture Purchase Agreement and the transfer and registration of Notes or Debentures by such holder.

            4.6. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            4.7. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

            4.8. Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least 75 percent in aggregate principal amount of the Notes or Debentures, as the case may be, at the time outstanding. Each holder of any Notes or Debentures, as the case may be, at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 4.8, whether or not any notice, writing or marking indicating such amendment or waiver appears on such Notes or Debentures, as the case may be, or is delivered to such holder.

            4.9. Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Notes and Debentures shall be made available for inspection and copying on any business day, on reasonable notice, by any holder of Notes or Debentures, as the case may be, at the offices of the Company at the address thereof set forth in Section 4.3.

            4.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.


                        ROCKEFELLER CENTER PROPERTIES, INC.



                              By:
                                 Richard M. Scarlata
                                 President


                        GOLDMAN SACHS MORTGAGE COMPANY

                              By:   Goldman Sachs Real Estate Funding
                                    Corp., General Partner

                                    By:
                                       Steven T. Mnuchin
                                       President


                        WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V

                              By:   WH Advisors, L.P. V, General Partner


                                    By:   WH Advisors, Inc. V, General
                                          Partner


                                         By:
                                            Ralph F. Rosenberg
                                             Vice-President